Exhibit 10.5

                                CREDIT AGREEMENT

                                  by and among

                                TECHNITROL, INC.,
                          PULSE ENGINEERING, INC., and
                                AMI DODUCO, INC,
                          as the US Facility Borrowers,

                                       and

                            AMI DODUCO HOLDING GMBH,
                                AMI DODUCO GMBH,
                             AMI DODUCO ESPANA S.L.,
                       AMI DODUCO ITALIA HOLDINGS S.R.L.,
                         AMI DODUCO (FRANCE) S.A.S., and
                           AMI DODUCO NEDERLAND B.V.,
                       as the Offshore Facility Borrowers,

                                       and

                              JPMORGAN CHASE BANK,
as the Agent, the Issuing Bank, the Swingline Lender, and as a Revolving Credit
                                    Lender,

                                       and

                           J.P. MORGAN EUROPE LIMITED,
                         as the Offshore Facility Agent,

                                       and

                                 HSBC BANK USA,
           as the Syndication Agent and as a Revolving Credit Lender,

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,
                                   as Lenders

                                  June 17, 2004

                                TABLE OF CONTENTS

                                                                                                              Page

                                                          ARTICLE I
                                                    Definitions and Terms
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1.01         Definitions.......................................................................................3

1.02         Rules of Interpretation..........................................................................22

1.03         Increase in Total Commitment.....................................................................23

                                                          ARTICLE II
                                                       The US Facility

2.01         Advances   ......................................................................................24

2.02         Payment of Interest..............................................................................26

2.03         Payment of Principal.............................................................................26

2.04         Manner of Payment................................................................................27

2.05         Note; Evidence of Indebtedness...................................................................27

2.06         Pro Rata Payments................................................................................28

2.07         Reductions.......................................................................................28

2.08         Conversions and Elections of Subsequent Interest Periods.........................................28

2.09         Commitment Fee...................................................................................29

2.10         Deficiency Advances; Failure to Purchase Participations..........................................29

2.11         Use of Proceeds..................................................................................29

2.12         US Facility Borrower Joint and Several Liability; Guaranty Provisons.............................29

2.13         Swingline Loans..................................................................................31

                                                         ARTICLE III
                                                US Facility Letters of Credit

3.01         Letters of Credit................................................................................33

3.02         Reimbursement and Participations.................................................................34

3.03         Governmental Action..............................................................................37

3.04         Letter of Credit Commitment Fees.................................................................37

3.05         Letter of Credit Fronting and Administrative Fees................................................37

3.06         Special Issuing Bank.............................................................................37


                                       i
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
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                                                          ARTICLE IV
                                                    The Offshore Facility

4.01         Advances.........................................................................................39

4.02         Payment of Interest..............................................................................40

4.03         Payment of Principal.............................................................................41

4.04         Manner of Payment................................................................................41

4.05         Mark-To-Market...................................................................................42

4.06         Notes; Evidence of Indebtedness..................................................................42

4.07         Reductions and Reallocations.....................................................................43

4.08         Elections of Subsequent Interest Periods.........................................................43

4.09         Use of Proceeds..................................................................................43

4.10         Offshore Facility Borrower Liability.............................................................43

4.11         Pro Rata Payments of Offshore Facility Loans.....................................................44

                                                          ARTICLE V
                                                   Changes in Circumstances

5.01         Increased Cost and Reduced Return................................................................46

5.02         Limitation on Types of Loans.....................................................................47

5.03         Illegality.......................................................................................48

5.04         Treatment of Affected Loans......................................................................48

5.05         Compensation.....................................................................................48

5.06         Taxes............................................................................................49

5.07         Replacement Lender...............................................................................50

5.08         Funding..........................................................................................51

5.09         Economic and Monetary Union in the European Community............................................51

5.10         Request For Compensation, etc....................................................................51

                                                          ARTICLE VI
                            Conditions to Closing, to Making Loans, and Issuing Letters of Credit

6.01         Conditions of Closing............................................................................52

6.02         Conditions of Loans, Letters of Credit...........................................................54

                                                         ARTICLE VII
                                                Representations and Warranties

7.01         Incorporation, Good Standing, and Due Qualification..............................................56
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                                       ii
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
7.02         Corporate Power and Authority....................................................................56

7.03         Legally Enforceable Agreement....................................................................56

7.04         Financial Statements; Adverse Changes............................................................56

7.05         Labor Disputes and Acts of God...................................................................57

7.06         Other Agreements.................................................................................57

7.07         Litigation.......................................................................................57

7.08         No Defaults on Outstanding Judgments or Orders...................................................58

7.09         Ownership and Liens..............................................................................58

7.10         Subsidiaries and Ownership of Stock..............................................................58

7.11         ERISA............................................................................................58

7.12         Operation of Business............................................................................58

7.13         Taxes............................................................................................58

7.14         Debt.............................................................................................59

7.15         Environmental Matters............................................................................59

7.16         Other Laws.......................................................................................59

7.17         No Untrue Statement..............................................................................59

7.18         Margin Stock.....................................................................................59

7.19         Regulated Company................................................................................59

                                                         ARTICLE VIII
                                                    Affirmative Covenants

8.01         Maintenance of Existence.........................................................................61

8.02         Maintenance of Records...........................................................................61

8.03         Maintenance of Properties........................................................................61

8.04         Conduct of Business; Permits and Approvals; Compliance with Laws.................................61

8.05         Maintenance of Insurance.........................................................................61

8.06         Payment of Debt; Payment of Taxes; Etc...........................................................61

8.07         Right of Inspection..............................................................................62

8.08         Reporting Requirements...........................................................................62

8.09         New Subsidiaries.................................................................................64

                                                          ARTICLE IX
                                                      Negative Covenants

9.01         Liens............................................................................................65

9.02         Debt.............................................................................................66
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                                      iii
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
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9.03         Mergers, Etc.....................................................................................66

9.04         Leases...........................................................................................66

9.05         Sale and Leaseback...............................................................................67

9.06         Dividends and Distributions......................................................................67

9.07         Sale of Assets...................................................................................67

9.08         Investments......................................................................................67

9.09         Guaranties, Etc..................................................................................67

9.10         Transactions With Affiliates.....................................................................68

9.11         Stock of Subsidiary, Etc.........................................................................68

9.12         Hazardous Materials; Indemnification.............................................................68

9.13         Acquisitions.....................................................................................68

9.14         Additional Subsidiaries..........................................................................68

9.15         Financial Covenants..............................................................................69

                                                          ARTICLE X
                                              Events of Default and Acceleration

10.01        Events of Default................................................................................70

10.02        Agent to Act.....................................................................................72

10.03        Cumulative Rights................................................................................72

10.04        No Waiver........................................................................................72

10.05        Allocation of Proceeds...........................................................................72

10.06        Judgment Currency................................................................................73

                                                          ARTICLE XI
                                                          The Agents

11.01        Appointment, Powers, and Immunities..............................................................74

11.02        Reliance by Agents...............................................................................75

11.03        Defaults.........................................................................................75

11.04        Rights as Lender.................................................................................75

11.05        Indemnification..................................................................................75

11.06        Non-Reliance on Agent, Other Lenders and Offshore Facility Agent.................................76

11.07        Resignation of an Agent and/or Offshore Facility Agent...........................................76

11.08        Fees.............................................................................................76

11.09        Agent Notices....................................................................................76

11.10        Syndication Agent................................................................................77
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                                       iv
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
                                                         ARTICLE XII
                                                        Miscellaneous

12.01        Assignments and Participations...................................................................78

12.02        Notices..........................................................................................79

12.03        Right of Set-off; Adjustments....................................................................81

12.04        Survival.........................................................................................81

12.05        Expenses.........................................................................................82

12.06        Amendments and Waivers...........................................................................82

12.07        Counterparts.....................................................................................82

12.08        Termination......................................................................................83

12.09        Usury Savings Clause.............................................................................83

12.10        Indemnification; Limitation of Liability.........................................................84

12.11        Agreement Controls...............................................................................85

12.12        Severability.....................................................................................85

12.13        Entire Agreement.................................................................................85

12.14        Governing Law; Waiver of Jury Trial..............................................................85

12.15        Special Funding Option...........................................................................86

12.16        Additional Borrowers.............................................................................87

12.17        USA Patriot Act..................................................................................88

EXHIBIT A    Lenders' Commitments and Applicable Commitment Percentages......................................A-1

EXHIBIT B    Form of Assignment and Acceptance...............................................................B-1

EXHIBIT C    Notice of Appointment (or Revocation) of Authorized Representative..............................C-1

EXHIBIT D-1  Borrowing Notice (US Facility Loans)..........................................................D-1-1

EXHIBIT D-2  Borrowing Notice (Offshore Facility Loans)....................................................D-2-1

EXHIBIT E    Form of Joinder Agreement.......................................................................E-1

EXHIBIT F    Form of Revolving Credit Lender Agreement.......................................................F-1

EXHIBIT G    Form of Application and Agreement for Letters of Credit.........................................G-1

EXHIBIT H    Form of Swingline Loan Notice...................................................................H-1

    Schedule 7.04       Financial Statements.................................................................S-1

    Schedule 7.05       Labor Disputes and Acts of God.......................................................S-2

    Schedule 7.07       Litigation...........................................................................S-3
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                                       v
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
    Schedule 7.09       Ownership and Liens..................................................................S-4

    Schedule 7.10       Subsidiaries of Technitrol...........................................................S-5

    Schedule 7.11       ERISA................................................................................S-6

    Schedule 7.14       Indebtedness.........................................................................S-7

    Schedule 7.15       Environmental Matters................................................................S-8

    Schedule 9.04       Leases...............................................................................S-9

    Schedule 9.09       Guaranties..........................................................................S-10

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (hereinafter, as it may be from time to time amended, modified, extended, renewed, and/or supplemented, referred to as this "Agreement"), is made and effective this 17th day of June, 2004, by and among

      TECHNITROL, INC., a Pennsylvania corporation (the "Parent"); PULSE ENGINEERING INC., a Delaware corporation; and AMI DODUCO, INC., a Pennsylvania corporation (each, including the Parent, individually, a "US Facility Borrower" and, collectively, the "US Facility Borrowers");

      AND

      AMI DODUCO HOLDING GMBH, a company organized under the laws of Germany; AMI DODUCO GMBH, a company organized under the laws of Germany; AMI DODUCO ESPANA S.L., a company organized under the laws of Spain; AMI DODUCO ITALIA HOLDINGS S.R.L., a company organized under the laws of Italy; AMI DODUCO (FRANCE) S.A.S., a company organized under the Republic of France; and AMI DODUCO NEDERLAND B.V., a company organized under the laws of the Netherlands (each individually, an "Offshore Facility Borrower" and, collectively the "Offshore Facility Borrowers" and together with the US Facility Borrowers and each other Person joining this Agreement as a Borrower from time to time pursuant Section 12.16 hereof, the "Borrowers");

      AND

      JPMORGAN CHASE BANK, each other lender which is a signatory to this Agreement and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the Facilities under this Agreement pursuant to Section 12.01 (hereinafter such lenders may be referred to individually as a "Revolving Credit Lender" or collectively as the "Revolving Credit Lenders");

      AND

      JPMORGAN CHASE BANK, in its capacity as (i) the administrative agent for the Lenders (the "Agent"), (ii) the "Issuing Bank" (as such term is hereinafter defined), and (iii) the "Swingline Lender" (as such term is hereinafter defined);

      AND

      J.P. MORGAN EUROPE LIMITED, in its capacity as the offshore facility agent (the "Offshore Facility Agent");

      AND

      HSBC BANK USA, in its capacity as the syndication agent for the Lenders (the "Syndication Agent").

                              W I T N E S S E T H:

      WHEREAS, the Lenders are willing to make available to the Borrowers a revolving credit facility in the maximum aggregate principal amount of up to US $125,000,000.00 (which principal amount may be increased by the Borrowers pursuant to the terms, conditions, and provisions of Section 1.03 of this Agreement) which credit facility includes (i) a US $15,000,000.00 (or US Dollar Equivalent

Amount) sublimit for the issuance of multicurrency standby and commercial letters of credit and (ii) a US $10,000,000.00 sublimit for Swingline Loans, and
(iii) a multicurrency revolving subfacility of up to the US Dollar Equivalent Amount $125,000,000.00 (which principal amount may be increased by the Borrowers pursuant to the terms, conditions, and provisions of Section 1.03 of this Agreement), in each case subject to the terms and conditions set forth herein.

      NOW, THEREFORE, the Borrowers, the Lenders, the Offshore Facility Agent, the Issuing Bank, the Special Issuing Bank, the Syndication Agent, and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

      1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

      "Acquisition" means the acquisition of (a) a controlling equity interest in another Person (including through a merger or the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

      "Advance" means a US Facility Advance or an Offshore Facility Advance, as the case may be.

      "Affected Loans" shall have the meaning therefor set forth in Section 5.04 of this Agreement.

      "Affected Type" shall have the meaning therefor set forth in Section 5.04 of this Agreement.

      "Affiliate" means any Person, other than the Parent or any Subsidiary, (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Parent; or (b) which beneficially owns or holds ten percent (10%) or more of any class of the outstanding Voting Stock of the Parent; or (c) ten percent (10%) or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity or other ownership interest) of which is beneficially owned or held by the Parent. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

      "Agent" shall have the meaning assigned and ascribed to such term as set forth in the preamble to this Agreement.

      "Aggregate Credit Exposure" the aggregate amount of Credit Exposure of all Lenders.

      "Agreement" shall have the meaning assigned and ascribed to such term as set forth in the preamble to this Agreement.

      "Applicable Borrowers" means (a) with respect to all matters involving the US Facility, the US Facility Borrowers and (b) with respect to all matters involving the Offshore Facility, the Offshore Facility Borrowers.

      "Applicable Commitment Percentage" means, for each Lender, with respect to the Obligations hereunder, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the Total Commitment, each as of the date of determination, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A attached hereto and incorporated herein by reference; provided that the Applicable Commitment Percentages of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.01 hereof.

      "Applicable Country" means, with respect to any Offshore Facility Loan, any of the Netherlands, Germany, France, Spain, or Italy, being the country where the Offshore Facility Borrower requesting such Offshore Facility Loan is located.

      "Applicable Currency" means (a) with respect to the US Facility, US Dollars and (b) with respect to the Offshore Facility, Japanese Yen or euro.

      "Applicable Lending Office" means, for each Revolving Credit Lender and for each Type and Applicable Currency of any Loan, the "Lending Office" of such Revolving Credit Lender (or of an affiliate of such Revolving Credit Lender) designated for such Type and Applicable Currency of any Loan on the signature pages hereof or in an Assignment and Acceptance, or such other office of such Revolving Credit Lender (or an affiliate of such Revolving Credit Lender) as such Revolving Credit Lender may from time to time specify to the Agent, the Offshore Facility Agent, and the Applicable Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type and Applicable Currency are to be made and maintained.

      "Applicable Margin" means for purposes of calculating (a) the applicable interest margin for the Interest Period for any LIBOR-Based Loan, (b) the applicable rate for the issuance of Standby Letters of Credit and (c) the applicable rate of the Commitment Fee for any date for purposes of Section 2.09 hereof, that percent per annum set forth as the Applicable Margin in the Pricing Grid.

      "Applicable Market" means with respect to Loans made in an Applicable Country, the market for determining rates of interest for the Applicable Currency in such country by first class banks comparable to the London interbank market.

      "Applicable Rate" means the applicable interest rate for any LIBOR-Based Loan or US Facility Base Rate Loan available in a specific Facility as selected by the Applicable Borrower or otherwise applicable hereunder.

      "Applicable Reference Rate" means

            (a) for any Eurodollar Rate Loan made under the US Facility for any Interest Period therefor, the rate per annum determined by the Agent to appear on Page 3750 of the Dow Jones Market Service (formerly known as Telerate) (or any successor or substitute page) as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Applicable Reference Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum determined by the Agent to appear on Reuters Screen LIBO Page as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates; and

            (b) for any Offshore Rate Loan made in Japanese Yen under the Offshore Facility for any Interest Period therefor, the rate per annum equal to LIBOR as of two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; and

            (c) for any Offshore Rate Loan made in euro under the Offshore Facility for any Interest Period therefor, the rate per annum equal to LIBOR as of two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

      "Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained with respect thereto under regulations issued from time to time by the Board or other applicable banking regulator by the member banks of the Federal Reserve System against, "Eurocurrency liabilities" (as such term is defined in Regulation D). Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Eurodollar Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Loans. An Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

      "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit in the form attached hereto as Exhibit F, or similar documentation, executed by the Borrowers from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

      "Applicant" means with respect to any Letter of Credit or Reimbursement Obligation associated therewith, the Parent and each Borrower requesting such Letter of Credit.

      "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Revolving Credit Lender's interest in a specific Facility under this Agreement pursuant to
Section 12.01.

      "Authorized Representative" means in the case of each of the Borrowers, any of James M. Papada, III, Thomas J. Considine, Jr., Ann Marie Janus, Michael McGrath, or Drew A. Moyer, or any other person expressly designated by the board of directors (or the appropriate committee thereof) of the Parent as an Authorized Representative for purposes of this Agreement, as set forth from time to time in a certificate in the form attached hereto as Exhibit C.

      "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

      "Borrowers" shall have the meaning assigned and ascribed to such term as set forth in the preamble to this Agreement.

      "Borrowing Notice" means the request of at least two (2) Authorized Representatives of a Borrower to obtain an Advance or to elect a subsequent Interest Period for or Convert a Loan or Loans of any Type hereunder, as the obtaining of such Advance, such election or Conversion of such Loan or Loans shall be otherwise permitted herein. Any Borrowing Notice shall be binding on and irrevocable by a Borrower and shall be in writing and signed by at least two
(2) the Authorized Representatives of such Borrower in the form attached hereto as Exhibit D-1 for US Facility Loans, and Exhibit D-2 for Offshore Facility Loans, as the case may be.

      "Business Day" means (a) with respect to all notices, determinations, fundings and payments in connection with US Facility Loans or US Letters of Credit, or with respect to all notices, determinations, fundings and payments involving the Agent, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, (b) with respect to all notices, determinations, fundings and payments in connection with Offshore Facility Loans or Offshore Letters of Credit, or with respect to all notices, determinations, fundings and payments involving the Offshore Facility Agent, any day on which banking institutions located in England are generally open for business, and which is a day on which dealings in the Applicable Currency are carried on, and with respect to notices, determinations, fundings and payments in or pertaining to euro, any day on which TARGET (Trans-European Automated Real-time gross settlement Express Transfer system) or any successor thereto is scheduled to be open for business, and (c) with respect to all notices, determinations, fundings and payments in connection with any Eurodollar Rate Loan or Offshore Rate Loan, any day that is a Business Day described above for the applicable Facility and that is also a day for trading by and between banks in the Applicable Currency in the applicable interbank Eurodollar Rate market or Offshore Rate market, as applicable.

      "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time.

      "Change of Control" means, at any time any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (a) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Parent (or securities convertible into or exchangeable for such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Parent (on a fully diluted basis) or (b) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Parent.

      "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 6.01 hereof have been satisfied.

      "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      "Commitment" and "Commitments" means, with respect to any Lender, the obligation of such Lender to incur Credit Exposure as a Lender hereunder, up to an aggregate principal amount at any time outstanding equal to the product of such Lender's Applicable Commitment Percentage multiplied by the Total Commitment, as the same may be increased or decreased from time to time pursuant to this Agreement, including, without limitation, increases pursuant to Section
1.03 of this Agreement.

      "Commitment Fee" means the commitment fee set forth and described in
Section 2.09 of this Agreement.

      "Consolidated Subsidiary" and "Consolidated Subsidiaries" means any Subsidiary or Subsidiaries required under GAAP to be included in the consolidated financial statements of the Parent.

      "Continue", "Continuation", "Continuance" and "Continued" shall refer to the continuation, pursuant to Sections 2.08 or 4.08 hereof, of a LIBOR-Based Loan from one Interest Period to the next Interest Period.

      "Convert", "Conversion", "Converted", and "Converting" shall refer to a conversion, pursuant to Sections 2.08, 4.08, or Article V hereof, of one Type of Loan into another Type of Loan.

      "Credit Exposure" means, with respect to any Lender, the aggregate principal amount of all outstanding Loans, Letters of Credit, and Reimbursement Obligations under such Facility owing to or issued by such Lender, to the extent no other Lender has funded or is liable for a Participation in such Letters of Credit or Reimbursement Obligations, plus all Participations funded and paid for by such Lender in all other Letters of Credit and Reimbursement Obligations.

      "Current Maturities" means, at any date, such portion of any Debt which is outstanding on such date which, under the provisions thereof, matures on demand or within one year from such date, and may not, directly or indirectly, be renewed, extended or refunded so as to be outstanding more than one year after such date.

      "Debt" means for any Loan Party (a) any (i) Indebtedness for Money Borrowed, or (ii) indebtedness or liability for the deferred purchase price of property or services (including trade obligations other than those incurred in the ordinary course of business and in accordance with customary terms); (b) obligations as lessee under Capital Leases; (c) obligations under letters of credit issued for the account of any Person; (d) all obligations arising under acceptance facilities; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any credit obligation, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor of another Person against loss; and/or (f) obligations of any other Person secured by any Lien on property owned by any Loan Party, whether or not the obligations of such Person have been assumed by such Loan Party; provided that the amount of any Debt under clause (e) or (f) above shall be the full amount of the liability of the Person primarily obligated (but without duplication with respect to the amounts outstanding under the instrument guaranteed) and any Debt described in clause (e) or (f) above shall not include any guaranty, endorsement or other contingent or credit obligation of obligations of any Subsidiary.

      "Debt Ratio" means the ratio determined on a consolidated basis of Total Funded Debt to EBITDA.

      "Debt Offering" means the incurrence of any Indebtedness for Money Borrowed permitted hereunder in connection with a public offering or private placement of debt securities of the Parent or any Subsidiary (other than debt securities issued to the Parent) or otherwise.

      "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

      "Default Rate" means (a) with respect to each Eurodollar Rate Loan and each Offshore Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate or Offshore Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above (i) in the case of US Facility Loans, the US Facility Base Rate, and (ii) in the case of Offshore Facility Loans, the Offshore Facility Base Rate determined; and (b) with respect to each US Facility Base Rate Loan, Swingline Loan, and Reimbursement Obligation, at a rate of interest per annum which shall be two percent (2%) above the US Facility Base Rate.

      "Domestic Subsidiary" means each Subsidiary (other than Pulse Philippines Inc.) which is organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia.

      "EBITDA" for any Person as of any date means an amount, determined on a consolidated basis, equal to the sum of (a) the net income of such Person from continuing operations for the immediately preceding twelve (12) calendar months, plus (b) Interest Expense to the extent deducted in determining net income for such period, plus (c) the provision for domestic and foreign taxes for such period based on income or profits to the extent such income or profits were included in computing net income for such period, plus (d) depreciation deducted in determining net income for such period, plus (e) amortization deducted in determining net income for such period, provided, however, that all such amounts shall be determined in accordance with GAAP, and there shall be excluded from the foregoing computation
(i) all non-cash income, gains and losses to the extent included in net income for such period (e.g. writing off of in process research and development), (ii) all gains or losses from the sales of assets not sold in the ordinary course of business to the extent included in net income for such period and (iii) all non-cash charges incurred in connection with changes to Statements of Financial Accounting Standards (SFAS).

      "Eligible Assignee" with respect to a specific Facility means (a) a Revolving Credit Lender currently in such Facility; (b) any other Revolving Credit Lender, or an affiliate of any Revolving Credit Lender, which, through its Applicable Lending Office, is capable of lending the Applicable Currency to the Applicable Borrowers without the imposition of any withholding or similar taxes; and (iii) any other Person which has and maintains an Investment Grade Rating and which, through its Applicable Lending Office, is capable of lending the Applicable Currency to the Applicable Borrowers without the imposition of any withholding or similar taxes and which is approved by the Agent, and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.01, the Parent, such approval not to be unreasonably withheld or delayed by the Parent or the Agent, and such approval to be deemed given by the Parent if no objection is received by the assigning Revolving Credit Lender, the Agent, or the Issuing Bank from the Parent within two (2) Business Days after written notice of such proposed assignment has been provided by the assigning Revolving Credit Lender to the Parent; provided, however, that neither the Parent nor an affiliate of the Parent shall qualify as an Eligible Assignee; provided further, however, that the Parent may withhold approval hereunder in its sole discretion if such assignment would give rise to the payment of any additional costs under Article V.

      "Employee Benefit Plan" means (a) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Parent or any of its ERISA Affiliates, (ii) is assumed by the Parent or any of its ERISA Affiliates, in connection with any acquisition of another Person or (iii) has at any time been maintained for the employees of the Parent, or any current or former ERISA Affiliate, or (b) any plan, arrangement, understanding or scheme maintained by the Parent or any ERISA Affiliate that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

      "EMU Legislation" means (a) a Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the euro, in each case as amended or supplemented from time to time.

      "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal or applicable state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

      "ERISA Affiliate", as applied to the Parent, means any Person or trade or business which is a member of a group which is under common control with the Parent, who, together with the Parent, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

      "euro" means the single official non-legacy currency denominated as the euro and constituting legal tender for the payment of public and private debts in the Participating Member States.

      "Eurodollar Rate" means, for the Interest Period for any Eurodollar Rate Loan, the rate of interest per annum determined pursuant to the following formula:

          Eurodollar      =         Applicable Reference Rate                   +         Applicable
                                --------------------------------------------                Margin
               Rate             1 - Applicable Reserve Requirement

      "Eurodollar Rate Loan" means a US Facility Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

      "Event of Default" means any of the occurrences set forth as such in
Section 10.01 hereof and the expiration of any applicable notice or cure period.

      "Existing Credit Agreement" means that certain Credit Agreement dated as of June 20, 2001, as amended, by and among the Parent, certain Subsidiaries, Bank of America, N.A., as agent, the Agent, as a lender, and other lenders party thereto from time to time.

      "Facility" or "Facilities" means any or more of the US Facility and the Offshore Facility, as the context may require.

      "Facility Guaranty" means a collective reference to one or more of (a) that certain Guaranty executed by Technitrol Delaware, Inc., a Delaware corporation, MCS Holdings, Inc., a Delaware corporation, and AMI Doduco Investors (DE), LLC, a Delaware limited liability company, and delivered to the Agent, for the benefit of the Agent and the Lenders, as of the Closing Date and
(b) each Guaranty between one or more Guarantors and the Agent (whether now existing or hereafter delivered in accordance with Section 8.09 hereof) for the benefit of the Agent and the Lenders, substantially in the form of the Guaranty described in the foregoing clause (a), delivered pursuant to Section 8.09 of this Agreement, as any of the foregoing may be from time to time amended, modified, and/or supplemented.

      "Facility Repayment Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Facility by payment in full of all Outstandings together with all accrued and unpaid interest thereon, (b) all Commitments shall have terminated or expired and (c) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrowers or the Guarantors that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

      "Facility Termination Date" means the earliest to occur of (a) the Stated Maturity Date, or (b) the date of termination of the Lenders' obligations pursuant to Section 10.01 upon the occurrence of an Event of Default, or (c) such date as the Borrowers may voluntarily permanently terminate all the Facilities by termination of all Commitments and payment in full of all Obligations in accordance with subsection (c) of the definition of Facility Repayment Date.

      "Federal Funds Effective Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

      "Fiscal Year" means the 12-month period of the Parent commencing on the day after the last Friday of December each year and ending on the last Friday of December of the next calendar year.

      "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning any pension, retirement, health care, death, disability or other employee benefit plan.

      "Foreign Subsidiary" means any Subsidiary which is not a Domestic Subsidiary.

      "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Parent and its Subsidiaries, taken together as one accounting period.

      "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (excluding income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 5.06 of this Agreement.

      "GAAP" means those generally accepted principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, subject to compliance at all times with Section
1.02 hereof.

      "Governmental Authority" means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

      "Guarantors" means, collectively, (a) each Material Domestic Subsidiary existing on the Closing Date and (b) any other Person who shall become a Material Domestic Subsidiary after the Closing Date and shall execute and deliver to the Agent a Facility Guaranty as provided in Section 8.09 hereof;

      "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law in effect on any date.

      "Increase Effective Date" shall have the meaning assigned and ascribed to such term as set forth in Section 1.03(b) of this Agreement.

      "Indebtedness for Money Borrowed" means, for any Person, (a) all indebtedness, obligations and liabilities of such Person for money borrowed which are evidenced by bonds, debentures, notes or other similar instruments and (b) all Capital Leases which have been capitalized in accordance with GAAP; provided, however, the term "Indebtedness for Money Borrowed" shall specifically exclude payroll indebtedness and trade indebtedness incurred in the ordinary course of business (including trade indebtedness through financial intermediaries) provided such trade indebtedness has a maturity of less than one year.

      "Interest Expense" for any period means any interest expense accrued for such period with respect to the Total Funded Debt as determined in accordance with GAAP.

      "Interest Period" for each LIBOR-Based Loan means a period commencing on the date such LIBOR-Based Loan is made, Continued or Converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such LIBOR-Based Loan and ending, at the Applicable Borrower's option, for any LIBOR-Based Loan, on the date one (1), two (2), three
(3), or six (6) months thereafter on the corresponding day of the month as notified to the Agent in compliance with the provisions of such Facility as set forth in Articles II and IV of this Agreement, respectively, by at least two (2) Authorized Representatives of such Borrower prior to the beginning of such Interest Period; provided that,

            (a) if the Authorized Representatives of such Borrower fails to notify the Agent of the length of an Interest Period in compliance with the provisions of such Facility as set forth in Article II and Article IV, respectively, the LIBOR-Based Loan for which such Interest Period was to be determined shall be deemed to be (i) in the case of a US Facility Loan, a US Facility Base Rate Loan or (ii) in the case of a Offshore Facility Loan, an Offshore Facility Loan with an Interest Period of one month, in each case as of the first day thereof;

            (b) if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

            (c) there shall not be more than (A) fifteen (15) Interest Periods in effect on any day in respect of US Facility Loans and (B) fifteen (15) Interest Periods in effect on any day in respect of Offshore Facility Loans;

            (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (e) no Interest Period shall extend past the Facility Termination Date.

      "Investment Grade Rating" means a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's.

      "Issuing Bank" means (a) JPMorgan Chase Bank, as issuer of Letters of Credit under Article III and any successor thereto and (b) any Special Issuing Bank.

      "Japanese Yen" and "(Y)" means the lawful currency of Japan.

      "Joinder Agreement" has the meaning given to such term in Section 12.16 hereof.

      "JPMorgan" means JPMorgan Chase Bank, a New York state banking corporation.

      "Lender" and "Lenders" means a reference to one or more of (a) the Revolving Credit Lenders and (b) the Swingline Lender.

      "Letter of Credit" and "Letters of Credit" means one or more of a standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof, including any Offshore Letter of Credit, for the account of any Applicant in favor of a Person advancing credit or securing an obligation on behalf of such Applicant.

      "Letter of Credit Commitment" means, with respect to each Revolving Credit Lender, the obligation of such Revolving Credit Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Revolving Credit Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

      "Letter of Credit Currency" means each Applicable Currency and any other freely available currency notified to the Agent and Issuing Bank upon not less than ten (10) Business Days' prior written notice that in the opinion of the Required Lenders, in their reasonable discretion, is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and convertible into US Dollars in the United States currency market.

      "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of the Applicants of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations arising from Letters of Credit.

      "Letter of Credit Outstandings" means, as of any date of determination, the aggregate US Dollar Equivalent Amount available to be drawn under all Offshore Letters of Credit, plus the aggregate amount available to be drawn under all US Letters of Credit, plus the amount of all Reimbursement Obligations then outstanding.

      "LIBOR" means, for any date of determination with respect to any Interest Period for an Offshore Rate Loan made under the Offshore Facility, (a) the rate per annum equal to the rate determined by the Agent to be the offered rate which appears on the page of the Dow Jones Market Service (formerly known as Telerate) which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750) for deposits (for delivery on the first day of such period) with a term equivalent to such period in the Applicable Currency, determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in the Applicable Currency, determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan for deposits (for delivery on the first day of the relevant period) in the Applicable Currency of amounts in Same Day Funds comparable to the principal amount of the Offshore Facility Loan of the Agent for which LIBOR is then being determined with maturities comparable to such period as of approximately 11:00 A.M. (London, England time) on such date of determination.

      "LIBOR-Based Loan" means any or all, as the context may require, of Eurodollar Rate Loans and

Offshore Rate Loans.

      "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. ` "Loan" or "Loans" means any of the LIBOR-Based Loans, US Facility Base Rate Loans, or Swingline Loans, as the context may require.

      "Loan Documents" means this Agreement, the Notes, the Facility Guaranty, and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lenders, the Agent, or the Issuing Bank in connection with the Loans made, and Letters of Credit issued, under this Agreement, as the same may be amended, modified or supplemented from time to time.

      "Loan Party" means each Borrower and each Guarantor.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole or (b) the ability of the Parent or the Loan Parties taken as a whole to perform their obligations and pay all amounts due hereunder or (c) the ability of the Agent or any Lender to enforce their rights under the Loan Documents taken as a whole or to collect any of the Obligations then due and payable.

      "Material Domestic Subsidiary" means each Material Subsidiary which is a Domestic Subsidiary; provided, however, that any Material Domestic Subsidiary hereunder shall cease to be a Material Domestic Subsidiary and shall be released from its obligation to provide a Facility Guaranty if it or substantially all of its assets are sold or conveyed in a transaction otherwise permitted under this Agreement and the approval of the Required Lenders is obtained.

      "Material Subsidiary" means any Domestic Subsidiary of the Parent which has Net Worth (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 8.08(a) or (b)) equal to or greater than $5,000,000.00, exclusive of the value of any Subsidiaries owned by such Subsidiary, and any Foreign Subsidiary of the Parent which has Net Worth (calculated as above) equal to or greater than the US Dollar Equivalent Amount of $5,000,000.00, exclusive of the value of any Subsidiaries owned by such Subsidiary.

      "Moody's" means Moody's Investors Services, Inc.

      "Multiemployer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Parent or any ERISA Affiliate is an "employer" as described in Section 4001(b) of ERISA, which is also a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Worth" means, with respect to the Parent or any Subsidiary as of any date on which the amount thereof is to be determined, shareholders' equity of the Parent or such Subsidiary determined in accordance with GAAP.

      "Note" and "Notes" means, collectively, any and all promissory notes that may be issued by an Applicable Borrower and delivered to a Lender in a Facility at the request of such Lender, as any of such promissory notes may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented.

      "Obligations" means the obligations, liabilities and indebtedness of the Borrowers with respect to (a) the principal and interest on the Loans as evidenced by the Notes or on the records of the Agent and/or the Offshore Facility Agent, as applicable, (b) the Reimbursement Obligations, and (c) the payment and performance of all other fees, indemnities, expenses, obligations, liabilities and debt of the Borrowers to the Lenders, the Offshore Facility Agent, the Agent, or the Issuing Bank, under this Agreement, under any one or more of the other Loan Documents or with respect to the Loans.

      "Offshore Currency" means (a) with respect to any Offshore Facility Loan, any Applicable Currency other than US Dollars and (b) with respect to any Offshore Letter of Credit, any Letter of Credit Currency other than US Dollars.

      "Offshore Facility" means (a) the facility described in Article IV hereof providing for Loans to the Offshore Facility Borrowers by the Revolving Credit Lenders in the aggregate principal amount of up to the Offshore Facility Commitment and (b) for the issuance of Offshore Letters of Credit on behalf of the Offshore Facility Borrowers, by the Special Issuing Bank as described in
Article III hereof.

      "Offshore Facility Advance" means a borrowing under the Offshore Facility consisting of the aggregate principal amount of an Offshore Rate Loan.

      "Offshore Facility Agent" shall have the meaning assigned and ascribed to such term as set forth in the preamble to this Agreement.

      "Offshore Facility Alternative Rate" means such rate of interest per annum determined by the Offshore Facility Agent and the applicable Offshore Facility Borrower in an Applicable Country as an alternative basis for determining the rates of interest from time to time (a) applicable to Loans under the Offshore Facility in the Applicable Country and/or (b) upon which Loans may be maintained under the Offshore Facility, in each case pursuant to Section 5.02 or Section
5.04 of this Agreement, which rate of interest shall be determined within thirty
(30) days of notification to the Offshore Facility Borrowers in accordance with the provisions of Section 5.02 or Section 5.04 of this Agreement, as applicable. If no such alternative basis is agreed upon by the Offshore Facility Agent and the Offshore Facility Borrowers, the Agent shall certify a reasonable alternative basis for maintaining Loans under the Offshore Facility that reflects the Revolving Credit Lenders' cost of funds (a "substitute basis"), which substitute basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include the Revolving Credit Lenders' cost of funds and the Applicable Margin.

      "Offshore Facility Alternative Rate Loan" means a Offshore Facility Loan for which the rate of interest is determined by reference to the Offshore Facility Alternative Rate, solely for purposes of Article V of this Agreement.

      "Offshore Facility Borrower" or "Offshore Facility Borrowers" shall have the meaning assigned and ascribed to such terms as set forth in the preamble to this Agreement.

      "Offshore Facility Commitment" means the Revolving Credit Lenders' commitment to provide Offshore Facility Loans in an aggregate amount equal to the US Dollar Equivalent Amount of $125,000,000.00 (which principal amount may be increased by the Borrowers pursuant to the terms, conditions, and provisions of Section 1.03 of this Agreement).

      "Offshore Facility Loans" means any borrowing pursuant to a Offshore Facility Advance under the Offshore Facility in accordance with the terms of
Section 4.01 of this Agreement.

      "Offshore Facility Outstandings" means, at any date of determination, the aggregate US Dollar Equivalent amount of (a) the principal amount of all Offshore Facility Loans outstanding plus (b) the undrawn face amount of all Offshore Facility Letters of Credit and (c) all Reimbursement Obligations resulting from Offshore Letters of Credit.

      "Offshore Letter of Credit" and "Offshore Letters of Credit" means one or more standby or commercial letters of credit denominated in an Offshore Currency issued by the Issuing Bank pursuant to Article III hereof for the account of any Applicant in favor of a Person advancing credit or securing an obligation on behalf of such Applicant.

      "Offshore Rate" means, for the Interest Period for any Offshore Rate Loan, the rate of interest per annum determined pursuant to the following formula:

          Offshore Rate = Applicable Reference Rate + Applicable Margin

      "Offshore Rate Loan" means an Offshore Facility Loan for which the rate of interest is determined by reference to the Offshore Rate.

      "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

      "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

      "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

      "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

      "Parent" shall have the meaning assigned to and ascribed to such term in the preamble to this Agreement.

      "Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

      "Participation" means (a) with respect to the Letter of Credit Facility, the extension of credit represented by the participation of each Revolving Credit Lender (other than the Issuing Bank) in the liability of the Issuing Bank in respect of each Letter of Credit issued by, and each Reimbursement

Obligation owing to, the Issuing Bank and (b) with respect to the Swingline, the extension of credit represented by the participation of each Lender (other than the Swingline Lender) in the liability of the Swingline Lender in respect of each Swingline Loan made by the Swingline Lender, and, in any case, in accordance with the terms of Sections 2.01(b)(vi), 2.13, and 3.02(c) of this Agreement, as applicable, and "Participate" and "Participant" shall have correlative meanings.

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

      "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Parent or any of its ERISA Affiliates or is assumed by the Parent or any of its ERISA Affiliates in connection with any acquisition or (b) has at any time been maintained for the employees of the Parent or any current or former ERISA Affiliate.

      "Permitted Acquisition" means any Acquisition in connection with which each of the following is true: (a) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are, in the reasonable judgment of the Parent, substantially similar to, or ancillary or complementary to, one or more line or lines of business conducted by the Parent or any of its Subsidiaries, (b) no Default or Event of Default is in existence at the time of the consummation of such Acquisition or would exist after giving effect thereto, and the Parent shall deliver to the Agent a certificate signed by its chief executive officer, its controller/chief accounting officer or its treasurer stating that such condition precedent has been fulfilled; (c) the Parent shall deliver to the Agent such updated schedules to this Agreement as may be required to make such schedules accurate in light of such Acquisition, (d) the Person acquired shall be or become a Consolidated Subsidiary, or be merged into the Parent or a Consolidated Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Parent or a Consolidated Subsidiary), (e) the Parent shall deliver to the Agent a certificate signed by its chief executive officer, its controller/chief accounting officer, or its treasurer, certifying as to such officer's good faith belief that the financial covenants contained in Section 9.15 hereof will continue to be met for the first four (4) full fiscal quarters following the consummation of such Acquisition, to which shall be attached computations as to such financial covenants, and (f) if the aggregate principal amount of any Loan(s) made available to the Parent and its Subsidiaries hereunder in connection with such Acquisition is equal to or greater than US $100,000,000.00, the Required Lenders shall have consented in writing to the consummation of such Acquisition.

      "Person" means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, association, joint venture or other entity or a government or agency or political subdivision thereof.

      "Pricing Grid" means:

                                                   Applicable Margin             Applicable Margin
                                                          for                  for LIBOR-Based Loans
         Tier              Debt Ratio               Commitment Fee           and Letter of Credit Fees
         ----              ----------               --------------           -------------------------
         I                 Less than or equal           0.175%                          0.750%
                           to 1.00 to 1.00

         II                Less than or equal           0.200%                          0.875%
                           to 1.50 to 1.00 but

                           greater than 1.00 to
                           1.00

         III               Less than or equal           0.250%                          1.000%
                           to 2.00 to 1.00 but
                           greater than 1.50 to
                           1.00

         IV                Less than or equal           0.275%                          1.250%
                           to 2.50 to 1.00 but
                           greater than 2.00 to
                           1.00

         V                 Greater than 2.50 to         0.300%                          1.500%
                           1.00

            The Applicable Margin and the Commitment Fee shall be established based upon the Debt Ratio at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin or the Commitment Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.08(d) of this Agreement, subject to review and approval of such computations by the Agent, and shall be effective commencing on the fifth (5th) Business Day following the date such certificate is received until the fifth (5th) Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the fifth (5th) Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended as at the first Determination Date is delivered or is required to be delivered (whichever shall first occur), the Applicable Margin and the Commitment Fee shall be Tier I. Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.08(d) of this Agreement, then the Applicable Margin and the Commitment Fee shall remain at the Tier indicated by the most recently delivered certificate until such new certificate is delivered and if the Applicable Margin and the Commitment Fee would have been set at a higher Tier during the period of non-delivery of the certificate, the Parent shall pay to the Agent all amounts which have accrued hereunder had such certificate been delivered on time.

      "Principal Office" means the principal office of (a) the Agent located at 277 Park Avenue, 22nd Floor, New York, New York 10172, or such other office and address within the United States as the Agent may from time to time designate and/or (b) the Offshore Facility Agent located at 125 London Wall, London, EC2Y 5AJ, or such other office and address within the United Kingdom as the Offshore Facility Agent may from time to time designate.

      "Prohibited Transaction" means a transaction in connection with which the Parent or any of its ERISA Affiliates could be subject to a material civil penalty imposed pursuant to Section 502(I) of ERISA or a material tax penalty imposed pursuant to Section 4975 of the Code.

      "Register" shall have the meaning therefor set forth in Section 12.01(b) of this Agreement.

      "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

      "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations), English laws or regulations, or other foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state, English, or other foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the Closing Date.

      "Reimbursement Obligation" means at any time, as applicable, the obligation of the Borrowers with respect to any Letter of Credit to reimburse the Issuing Bank and the Revolving Credit Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 2.01(b)(vi) of this Agreement) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

      "Reportable Event" means a reportable event described in Section 4043 of ERISA and the regulations thereunder for which the notice requirement has not been waived by applicable regulation.

      "Required Lenders" means, as of any date, (a) at all times other than following the occurrence and during the continuation of an Event of Default, Lenders on such date, having Commitments under the Facilities aggregating more than fifty percent (50%) of the Total Commitment on such date, and (b) at all times following the occurrence and during the continuation of an Event of Default, Lenders on such date, without distinction or preference as between any of the Facilities, having Credit Exposures aggregating more than fifty percent (50%) of the Aggregate Credit Exposure on such date.

      "Restricted Lender" shall have the meaning therefor set forth in Section
5.07 of this Agreement.

      "Revolving Credit Lender" or "Revolving Credit Lenders" shall have the meaning assigned and ascribed to such term as set forth in the preamble to this Agreement.

      "Sale and Leaseback Transaction" shall have the meaning set forth in
Section 9.05 of this Agreement.

      "Same Day Funds" means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the Applicable Country for the settlement of international banking transactions in such Offshore Currency.

      "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission or any successor entity thereof.

      "Solvent" means, when used with respect to any Person, that at the time of determination:

            (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, contingent obligations; and

            (b) it is then able and expects to be able to pay its debts as they mature; and

            (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      "Special Issuing Bank" means any Revolving Credit Lender (including, without limitation, JPMorgan as issuer of Letters of Credit under Article III hereof and any successor thereto) agreeing to become an Issuing Bank for Offshore Letters of Credit issued under Article III hereof after being designated by the Parent and approved by the Agent as an issuer of Offshore Letters of Credit in one or more Letter of Credit Currencies and any successor thereto.

      "Spot Rate of Exchange" means in determining the US Dollar Equivalent Amount of a specified amount of any Applicable Currency or Letter of Credit Currency as of any date, the spot rate of exchange determined by the Agent in accordance with its usual procedures for the purchase by the Agent of US Dollars with such Applicable Currency or Letter of Credit Currency at approximately 11:00 A.M. (New York, New York time) with respect to any Letter of Credit Currency, and 11:00 A.M. (London, England time) with respect to any Applicable Currency, on the Business Day that is two (2) Business Days prior to such date.

      "Stated Maturity Date" means June 16, 2007.

      "Subsidiary" and "Subsidiaries" means any Person or Persons in which more than fifty percent (50%) of its or their outstanding voting stock or rights or more than fifty percent (50%) of all voting equity interests is or are owned directly or indirectly by the Parent.

      "Substitute Base Rate Loans" shall have the meaning therefor set forth in
Section 5.04 of this Agreement.

      "Swingline" means the revolving credit facility made available by the Swingline Lender pursuant to Section 2.13 of this Agreement.

      "Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to
Section 2.13 of this Agreement.

      "Swingline Lender" means JPMorgan in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

      "Swingline Loan" and "Swingline Loans" shall have the meaning specified in
Section 2.13(a) of this Agreement.

      "Swingline Loan Notice" means a notice of a Swingline Borrowing pursuant to Section 2.13(b) of this Agreement, which, if in writing, shall be substantially in the form of Exhibit G attached hereto.

      "Swingline Sublimit" means an amount equal to the lesser of (a) $10,000,000.00 and (b) the Total Commitment. The Swingline Sublimit is part of, and not in addition to, the Total Commitment.

      "Syndication Agent" shall have the meaning assigned and ascribed to such term in the preamble to this Agreement.

      "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender, the Offshore Facility Agent and the Agent, respectively, franchise taxes and other taxes imposed on or measured by its income by the jurisdiction (or any political subdivision thereof) under the laws which such Lender, the Offshore Facility Agent or the Agent, as the case may be, is organized or maintains an office.

      "Tech Singapore" means Technitrol Singapore Holdings Pte. Ltd.

      "Termination Event" means: (a) a Reportable Event; or (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA which could result in any liability of the Parent or any ERISA Affiliate to the PBGC; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Parent or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or
Section 302 of ERISA which would result in the imposition of liability under
Section 4021 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or
Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA; or (j) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in such Employee Benefit Plan's termination or the revocation of the Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

      "Total Commitment" means an amount equal to US $125,000,000.00, which shall include the US Facility Outstandings, the Total Letter of Credit Commitment, the Offshore Facility Commitment, and the Swingline Sublimit, as reduced from time to time in accordance with Section 2.07 and as such principal amount may be increased by the Borrowers pursuant to the terms, conditions, and provisions of Section 1.03 of this Agreement.

      "Total Funded Debt" means all current outstandings under demand and overdraft facilities, plus the current portion of long term debt and Capital Leases plus all Debt that has a final maturity more than one year after the date of issuance thereof (or which is convertible, renewable or extendable into an obligation with such final maturity) including all final and serial maturities, prepayments and sinking fund payments required to be made within one year of the date of calculation (notwithstanding the fact that any portion thereof may also be included in current liabilities under GAAP) calculated in accordance with GAAP.

      "Total Letter of Credit Commitment" means the US Dollar Equivalent Amount of US $15,000,000.00.

      "Total Liabilities" means all obligations and indebtedness required by GAAP to be included on a balance sheet as liabilities.

      "Total Outstandings" means, collectively, the US Facility Outstandings and the Offshore Facility Outstandings, and individually any of the foregoing as the context may require.

      "Type" means any type of Loan (i.e., a US Facility Base Rate Loan, Eurodollar Rate Loan, Offshore Rate Loan) or any type of Letter of Credit issued hereunder.

      "US Dollar Equivalent Amount" means (a) with respect to an amount denominated in US Dollars, such amount and (b) with respect to any specified amount denominated in any Applicable Currency or

Letter of Credit Currency other than US Dollars, the amount of US Dollars into which such amount of such other Applicable Currency or Letter of Credit Currency would be converted, based on the applicable Spot Rate of Exchange.

      "US Dollars" or "US $" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

      "US Facility" means (a) the facility described in Article II hereof providing for Loans to the US Facility Borrowers by the Revolving Credit Lenders in the aggregate principal amount of up to the Total Commitment and (b) for the issuance of US Letters of Credit on behalf of the US Facility Borrowers by the Issuing Bank as described in Article III hereof.

      "US Facility Advance" means a borrowing under the US Facility consisting of the aggregate principal amount of a US Facility Base Rate Loan or a Eurodollar Rate Loan, as the case may be.

      "US Facility Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Effective Rate for such day plus fifty basis points (0.50%) and (b) the US Prime Rate for such day. Any change in the US Facility Base Rate resulting from a change in the US Prime Rate or the Federal Funds Effective Rate shall become effective on the effective date of such change in the US Prime Rate or the Federal Funds Effective Rate.

      "US Facility Base Rate Loan" means a US Facility Loan for which the rate of interest is determined by reference to the US Facility Base Rate and includes without limitation all US Facility Base Rate Refunding Loans.

      "US Facility Base Rate Refunding Loan" means a US Facility Base Rate Loan made pursuant to Section 2.01(b)(vi) hereof to satisfy Reimbursement Obligations arising from a drawing under a US Letter of Credit.

      "US Facility Borrower" or "US Facility Borrowers" shall have the meaning assigned to and ascribed to such terms as set forth in the preamble to this Agreement.

      "US Facility Loans" means any borrowing pursuant to a US Facility Advance under the US Facility in accordance with the terms of Section 2.01 hereof.

      "US Facility Outstandings" means, at any date of determination, the aggregate amount of all outstanding US Facility Loans plus all outstanding US Letters of Credit plus all Reimbursement Obligations resulting from US Letters of Credit plus all Swingline Loans.

      "US Letter of Credit" and "US Letters of Credit" means one or more Letters of Credit denominated in US Dollars.

      "US Prime Rate" means the per annum rate of interest established from time to time by the Agent as its prime rate, which rate may not be lowest rate charged by the Agent to its customers.

      "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      1.02 Rules of Interpretation.

      (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Agent that the Parent requests an amendment to Section 9.15 or any defined term used therein to eliminate the effect of any change (a "Change in GAAP") occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Parent within sixty (60) days of the effective date of any Change in GAAP that the Required Lenders request an amendment to Section 9.15 or any defined term used therein for such purpose), then the Parent and the Agent shall negotiate in good faith to agree to amend such Section and defined terms to eliminate the effect of such Change in GAAP, provided further, however, that until such amendment is agreed to, or if no such agreement is reached, such Section and defined terms shall be interpreted on the basis of GAAP as in effect and applied immediately before such Change in GAAP.

      (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

      (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

      (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

      (e) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

      (f) References to "including" means including without limiting the generality of any description preceding such term.

      (g) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

      (h) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

      (i) "Wholly owned" with reference to a Subsidiary without regard to director's qualifying shares and other shares in de minimus amounts required to be held by other Persons under applicable law.

      1.03 Increase in Total Commitment.

      (a) Provided no Default or Event of Default then exists, upon written notice to the Agent (which shall promptly notify the Revolving Credit Lenders in writing), the Borrowers may request one or more increases in the Total Commitment by an amount not to exceed US $75,000,000.00; provided that any such request for an increase shall be in a minimum amount of US $25,000,000.00. At the time of sending such notice, the Borrowers (in consultation with the Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Credit Lenders). Each Revolving Credit Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Commitment Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Agent shall promptly notify the Borrowers and each Revolving Credit Lender of such Revolving Credit Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrowers may also invite additional Eligible Assignees to become Revolving Credit Lenders, which consent shall not be unreasonably withheld by the Agent, pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

      (b) If the Total Commitment is increased in accordance with this Section 1.03, the Borrowers, in consultation with the Agent, shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Agent shall promptly notify the Borrowers and the Revolving Credit Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrowers shall deliver to the Agent a certificate of each Borrower and each Guarantor, dated as of the Increase Effective Date (with sufficient originals for each Revolving Credit Lender), signed by at least two (2) Authorized Representatives (i) certifying and attaching the resolutions adopted by such Borrower or Guarantor, as applicable, approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase,
(A) the representations and warranties contained in this Agreement and in the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 1.03, the representations and warranties in this Agreement which make reference to financial statements shall be deemed to refer to the most recent statements furnished pursuant to the terms hereof, and (B) no Default or Event of Default then exists.

      (c) This Section 1.03 shall supersede any provisions in Sections 2.06 or
12.06 of this Agreement to the contrary.

                                   ARTICLE II

                                 The US Facility

      2.01 Advances.

      (a) Commitment. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally agrees to make US Facility Advances in US Dollars to any US Facility Borrower from time to time from the Closing Date until the day immediately preceding the Facility Termination Date, on a pro rata basis as to the total borrowing requested by such US Facility Borrower on any day determined by such Revolving Credit Lender's Applicable Commitment Percentage, in an aggregate principal amount up to but not exceeding the Commitment of such Revolving Credit Lender; provided, however, that the Revolving Credit Lenders will not be required and shall have no obligation to make any US Facility Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Revolving Credit Lenders have accelerated the maturity of the Obligations as a result of an Event of Default; provided, further, however, that immediately after giving effect to each such US Facility Advance, the Total Outstandings shall not exceed the Total Commitment. Within such limits, the US Facility Borrowers may borrow, repay and reborrow US Facility Loans hereunder, on a Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Facility Termination Date; provided, however, that (A) no Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Maturity Date and (B) each Eurodollar Rate Loan may be repaid only on the last day of the Interest Period with respect thereto, unless such payment is accompanied by the additional payment, if any, due under Section 5.05 hereof. The US Facility Borrowers agree that if at any time the US Facility Outstandings shall exceed the Total Commitment, the US Facility Borrowers shall immediately repay a principal amount of the outstanding US Facility Loans such that, as a result of such reduction, the Total Commitment shall equal or exceed the Total Outstandings.

      (b) Amounts, Advances and Rate Selection.

            (i) The principal amount outstanding on any US Facility Loan shall be recorded in the Agent's records in US Dollars, based on the amount of any US Facility Advance as reduced from time to time by the amount of any principal payments with respect to such US Facility Loan. In the event a US Facility Loan is Continued or Converted pursuant to Section 2.08, such election shall be treated as a US Facility Advance for purposes of this
      Section 2.01. There shall be no more than fifteen (15) Eurodollar Rate Loans outstanding at any one time under the US Facility.

            (ii) Other than US Facility Base Rate Refunding Loans, each US Facility Loan and each Continuation and Conversion under Section 2.08 shall be (A) in the case of Eurodollar Rate Loans, in an amount not less than US $1,000,000.00 and if greater in integral multiples of US $500,000.00, and (B) in the case of US Facility Base Rate Loans in an amount not less than US $1,000,000.00, and, if greater, an integral multiple of US $500,000.00.

            (iii) For each US Facility Advance (other than US Facility Base Rate Refunding Loans) at least two (2) Authorized Representatives shall give the Agent (A) at least three (3) Business Days' irrevocable telefacsimile notice prior to 11:00 A.M. (New York, New York time) of each Eurodollar Rate Loan representing a borrowing or Continuation or Conversion hereunder and (B) irrevocable telefacsimile notice of each US Facility Base Rate Loan representing a borrowing or Continuation or Conversion hereunder prior to 11:00 A.M. (New York, New York time) on the day of such proposed US Facility Base Rate Loan. Each such notice shall be in the form of a Borrowing Notice in the form attached hereto as Exhibit D-1, which shall be effective upon receipt by the Agent, and shall specify the Type of Loan, amount of the US Facility Advance to be made, the date of borrowing and the Interest Period (if a Eurodollar Rate Loan) to be used in the computation of interest. Neither the Agent nor any Revolving Credit Lender shall incur any liability to any US Facility Borrower in acting upon any notice referred to above which the Agent believes in good faith to have been given by at least two (2) Authorized Representatives of any US Facility Borrower or for otherwise acting in good faith, and upon funding of US Facility Loans by any Revolving Credit Lender in accordance with this Agreement pursuant to any such notice, the US Facility Borrowers shall have effected US Facility Loans hereunder. A Borrowing Notice for a Eurodollar Rate Loan shall be irrevocable, and the US Facility Borrower shall be bound to make a borrowing in accordance therewith, unless such US Facility Borrower pays to the Revolving Credit Lenders such amounts as may be due under Section 5.05 hereof for failure of a borrowing of a Eurodollar Rate Loan to occur on the date specified therefor in the related Borrowing Notice. The duration of the initial Interest Period for each US Facility Loan shall be as specified in the initial Borrowing Notice. The US Facility Borrowers shall have the option to elect the duration of any subsequent Interest Periods and to Continue or Convert the US Facility Loans in accordance with Section 2.08 hereof. If the Agent does not receive a notice of election of the duration of an Interest Period or of the Conversion of a Loan by the time prescribed hereby and by
      Section 2.08 hereof, the US Facility Borrowers shall be deemed to have elected to Convert such Loan to or Continue such Loan as a US Facility Base Rate Loan until the US Facility Borrowers notify the Agent in accordance with Section 2.08 hereof.

            (iv) Notice of receipt of each Borrowing Notice in respect of US Facility Loans, together with the amount of each Revolving Credit Lender's portion of an Advance requested thereunder and the applicable interest rate, shall be provided by the Agent to each Revolving Credit Lender by telefacsimile with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M. (New York, New York time), not later than 12:00 noon (New York, New York time) on the same day as the Agent's receipt of such notice from the US Facility Borrowers.

            (v) Each Revolving Credit Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 1:00 P.M. (New York, New York time) on the date specified for such US Facility Advance, make the amount of the US Facility Advance or Advances to be made by it on such day available to the applicable US Facility Borrower by depositing or transferring the proceeds thereof in US Dollars and in Same Day Funds to the Agent at its Principal Office. The amount so received by the Agent shall, subject to the terms of this Agreement, be made available to the applicable US Facility Borrower by deposit of the proceeds to an account of such US Facility Borrower maintained at the Principal Office or otherwise as shall be directed in the applicable Borrowing Notice.

            (vi) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and neither Applicant shall immediately fully reimburse the Issuing Bank on the same Business Day in respect of such drawing from other funds available to the Applicants, (A) provided that the conditions to making a US Facility Loan as herein provided shall then be satisfied, the US Dollar Equivalent Amount of the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from either Applicant from immediately available funds which shall be advanced as a US Facility Base Rate Refunding Loan in US Dollars to the Agent at its Principal Office by each Revolving Credit Lender in a US Dollar Equivalent Amount equal to such Revolving Credit Lender's Applicable Commitment Percentage of such

      Reimbursement Obligation, and (B) if the conditions to making a US Facility Loan as herein provided shall not then be satisfied, each of the Revolving Credit Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available funds in US Dollars the purchase from the Issuing Bank of its respective Participation in the related Reimbursement Obligation based on its respective Applicable Commitment Percentage of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and neither Applicant shall immediately reimburse the Issuing Bank in respect thereof on the same Business Day, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Revolving Credit Lender by telephone or telefacsimile transmission. If notice to the Revolving Credit Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon (New York, New York time) on any Business Day, each Revolving Credit Lender shall either make a US Facility Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the US Dollar Equivalent Amount of such Revolving Credit Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in US Dollars and in immediately available funds before 4:00 P.M. (New York, New York time) on the same Business Day. If such notice to the Revolving Credit Lenders is given by the Agent after 12:00 noon (New York, New York time) on any Business Day, each Revolving Credit Lender shall either make such US Facility Base Rate Refunding Loan or fund such purchase before 12:00 noon (New York, New York time) on the next following Business Day.

      2.02 Payment of Interest.

      (a) The US Facility Borrowers shall pay interest to the Agent for the account of each Revolving Credit Lender on the outstanding and unpaid principal amount of each US Facility Loan made by such Revolving Credit Lender for the period commencing on the date of such US Facility Loan until such Loan shall be paid, Continued or Converted, as the case may be, at the then applicable US Facility Base Rate for US Facility Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, such payments to be made in US Dollars; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

      (b) Interest on each US Facility Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each US Facility Loan shall be paid (i) quarterly in arrears on the last Business Day of every third (3rd) month, commencing June 30, 2004, for each US Facility Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if the Interest Period extends for more than three months, also at intervals of three (3) months after the first (1st) day of the Interest Period and (iii) upon payment in full of the principal amount of each such Loan. Interest on amounts not paid when due shall be payable on demand.

      2.03 Payment of Principal. The principal amount of each US Facility Loan shall be due and payable to the Agent for the benefit of each Revolving Credit Lender in full on the earlier to occur of (a) the Facility Repayment Date or (b) the Facility Termination Date. The principal amount of any US Facility Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the US Facility Borrowers shall pay to the Agent for the account of the Revolving Credit Lenders the additional amount, if any, required under
Section 5.05 hereof. All prepayments of US Facility Loans made by the US Facility Borrower shall be in the amount of (i) US $1,000,000.00, or (ii) such greater amount which is an integral multiple of US $500,000.00, or (iii) the amount equal to all US Facility Outstandings, or (iv) such other amount as necessary to comply with Section 2.01(a) and/or Section 2.07 of this Agreement.

      2.04 Manner of Payment.

      (a) Each payment of principal (including any prepayment) and payment of interest and fees in respect of US Facility Loans, and any other amount required to be paid to the Revolving Credit Lenders or the Issuing Bank with respect to the US Facility Loans, US Letters of Credit or Reimbursement Obligations, shall be made to the Agent at its Principal Office, for the account of each Revolving Credit Lender's or the Issuing Bank's Applicable Lending Office, respectively. Each such payment shall be made in US Dollars and in Same Day Funds before 12:00 noon (New York, New York time) on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of any US Facility Borrower with the Agent. The US Facility Borrowers shall give the Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 11:00 A.M. (New York, New York time), on the date of such payment.

      (b) The Agent shall deem any payment by or on behalf of the US Facility Borrowers hereunder that is not made both (i) in US Dollars and in Same Day Funds and (ii) prior to 12:00 noon (New York, New York time) to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (x) the time such funds become available funds and
(y) the next Business Day. The Agent shall give prompt telephonic notice to the applicable Authorized Representative and each of the Revolving Credit Lenders (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 10.01(a) and Section 10.01(b) hereof. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

      (c) In the event that any payment hereunder or under the US Facility Loans becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless otherwise provided under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension.

      2.05 Notes; Evidence of Indebtedness.

      (a) US Facility Loans made by each Revolving Credit Lender shall be evidenced by a revolving Note payable to the order of such Revolving Credit Lender in the respective amount of its Applicable Commitment Percentage of the Total Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the US Facility Borrowers. Notwithstanding the aggregate maximum principal amounts of all of said Notes, at no time shall the US Facility Outstandings exceed the Total Commitment.

      (b) Each US Facility Borrower hereby authorizes each Revolving Credit Lender and the Agent to record, from time to time, in its records, (i) the date and amount of each US Facility Loan, the interest rates payable by the US Facility Borrowers in respect of each US Facility Loan and any Interest Period applicable thereto, (ii) the dates and amounts of all payments received by such Revolving Credit Lender on account of principal, interest and fees, and (iii) the amount of all US Facility Loans which remain payable by the US Facility Borrowers to such Revolving Credit Lender. All amounts and other information so recorded shall be prima facie evidence thereof. The failure to record, or any error in recording, any such amount or other information shall not limit or impair the obligations of the US Facility Borrowers hereunder or under any Loan Document.

      2.06 Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the US Facility Loans, Reimbursement Obligations, and/or Swingline Loans as to which the Revolving Credit Lenders have funded their respective Participations which remain outstanding shall be made to the Agent for the account of the Revolving Credit Lenders pro rata based on their Applicable Commitment Percentages for the US Facility, (b) all payments to be made by any US Facility Borrower for the account of each of the Revolving Credit Lenders on account of principal, interest and fees shall be made without diminution, set-off, recoupment, counterclaim or deduction, and (c) the Agent will promptly distribute payments received to the Revolving Credit Lenders and to the Issuing Bank, as applicable. Notwithstanding the foregoing, in the event any Revolving Credit Lender shall not be able to make an Eurodollar Rate Loan under the circumstances provided in
Section 5.01 or Section 5.03 of this Agreement, interest shall be allocated to such Revolving Credit Lender according to the interest rate payable to such Revolving Credit Lender as set forth in Section 5.04 of this Agreement.

      2.07 Reductions. The US Facility Borrowers shall, by notice from at least two (2) Authorized Representatives, have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than ten
(10) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Commitment without premium or penalty. The Agent shall give each Revolving Credit Lender, within one (1) Business Day, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of US $5,000,000.00 or such greater amount which is in an integral multiple of US $1,000,000.00, or the entire remaining Total Commitment, and shall permanently reduce the Total Commitment. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.05 hereof. Each such reduction of the Total Commitment shall be accompanied by payment of the principal amount of US Facility Loans or Offshore Facility Loans to the extent that the Total Outstandings exceed the Total Commitment, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

      2.08 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article V hereof, the US Facility Borrower may:

      (a) upon notice to the Agent on or before 11:00 A.M. (New York, New York time) on any Business Day, Convert all or a part of Eurodollar Rate Loans to US Facility Base Rate Loans under the US Facility on the last day of the Interest Period for such Eurodollar Rate Loans; and

      (b) provided that no Default or Event of Default shall have occurred and be continuing, upon three (3) Business Days' notice to the Agent on or before 11:00 A.M. (New York, New York time):

            (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans under the US Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

            (ii) Convert US Facility Base Rate Loans to Eurodollar Rate Loans under the US Facility on any Business Day.

      Notice of any such Continuations or Conversions shall be effected by receipt of an appropriate Borrowing Notice and shall specify the effective date of such Continuation or Conversion and the Interest Period to be applicable to the US Facility Loan as Continued or Converted. Each Continuation and Conversion pursuant to this Section 2.08 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.01 and 2.03 and Article VI hereof. All such Continuations or Conversions of US Facility Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Revolving Credit Lenders for the US Facility.

      2.09 Commitment Fee. For the period beginning on the Closing Date and ending on the Facility Termination Date, the Parent agrees to pay to the Agent, and the Agent shall then pay to each Revolving Credit Lender at its office in the United States so designated thereby based on such Revolving Credit Lender's Applicable Commitment Percentage, a Commitment Fee equal to the Applicable Margin for Commitment Fees multiplied by the Total Commitment. Such payments of Commitment Fees provided for in this Section 2.09 shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December beginning on the first such date to occur after the Closing Date to and on the Facility Termination Date. Notwithstanding the foregoing, for so long as any Revolving Credit Lender fails to make available any portion of its Commitment when properly requested by the Borrowers, such Revolving Credit Lender shall not be entitled to receive payment of, nor shall the Parent be obligated to pay, its pro rata share of such Commitment Fee until such Revolving Credit Lender shall make available such portion. Such Commitment Fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed and shall be pro-rated for the period of time commencing on the Closing Date and continuing up through and including June 30, 2004.

      2.10 Deficiency Advances; Failure to Purchase Participations. No Revolving Credit Lender shall be responsible for any default of any other Revolving Credit Lender in respect to such other Revolving Credit Lender's obligation to make any US Facility Loan hereunder or to fund its purchase of any Participation hereunder. Without limiting the generality of the foregoing, in the event any Revolving Credit Lender shall fail to advance funds to any US Facility Borrower as herein provided, the Agent, in its capacity as a Revolving Credit Lender hereunder, may, in its discretion, but shall not be obligated to, make a US Facility Advance hereunder as a Revolving Credit Lender of all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Revolving Credit Lender would have been entitled had it made such advance hereunder; provided that, upon payment to the Agent from such other Revolving Credit Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by such US Facility Borrower on each US Facility Loan comprising the deficiency advance, at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable US Facility Loan of the Agent in full payment of such deficiency advance and such US Facility Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Revolving Credit Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such US Facility Borrower thereon. In the event any Revolving Credit Lender shall fail to fund its purchase of a Participation under a Letter of Credit after notice from the Agent, such Revolving Credit Lender shall pay to the Issuing Bank such amount on demand, together with interest at the Federal Funds Effective Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank.

      2.11 Use of Proceeds. The proceeds of the US Facility Loans made pursuant to the US Facility hereunder shall be used by the US Facility Borrowers to finance capital expenditures and Permitted Acquisitions and for other working capital and other lawful corporate purposes of the Parent and its Subsidiaries.

      2.12 US Facility Borrower Joint and Several Liability; Guaranty
Provisions.

      (a) Notwithstanding any other provision of this Agreement, each US Facility Borrower shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each US Facility Borrower regardless of whether (i) any US Facility Loan was only requested by or made to another US Facility Borrower or the proceeds of any US Facility Loan were used only by another US Facility Borrower, (ii) any interest rate election was made only by another US Facility Borrower, or (iii) any indemnification obligation or any other obligation arose only as a result of the actions of another US Facility Borrower; provided the liability of each of the US Facility Borrowers under this Agreement, the Notes and the other Loan Documents shall be limited to the maximum amount of the Obligations for which such other US Facility Borrower may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws. Each US Facility Borrower shall retain any right of contribution arising under applicable law against the other US Facility Borrowers as the result of the satisfaction of any Obligations; provided, no US Facility Borrower shall assert such right of contribution against any other US Facility Borrower until the Obligations shall have been paid in full.

      (b) Without limiting the foregoing provisions of Section 2.12(a) hereof, each of the US Facility Borrowers hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other US Facility Borrower, whether owing to the Agent or any Revolving Credit Lender. This guarantee constitutes a guaranty of payment and not of collection. The liability of each of the US Facility Borrowers under the immediately preceding two sentences shall be limited to the maximum amount for which such other US Facility Borrower may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws.

      (c) It is the intention of the parties that with respect to each US Facility Borrower its obligations hereunder and under the other Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

            (i) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document as to any other US Facility Borrower;

            (ii) the failure of the Agent or any Lender

                        (A) to enforce any right or remedy against any other US
                  Facility Borrower or any other Person under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                        (B) to exercise any right or remedy against any
                  guarantor of, or collateral securing, any Obligations;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

            (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any other US Facility Borrower or any other Person for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each US Facility Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other US Facility Borrower;

            (v) any addition, exchange, release, surrender, impairment or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by the Agent, any Lender or any holder of any Note evidencing any of the Obligations; or

            (vi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other US Facility Borrower or any surety or any guarantor.

      (d) Each US Facility Borrower agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by the Agent, any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any US Facility Borrower as though such payment had not been made.

      (e) Each US Facility Borrower hereby expressly waives (i) notice of the Lenders' acceptance of this Agreement, (ii) notice of the existence or creation or non-payment of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement and (iv) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

      (f) No delay on any of the Lenders' or the Agent's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders or the Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of the Agent or any of the Lenders permitted hereunder shall in any way affect or impair any of their rights or any of their obligations to any of the US Facility Borrowers under this Agreement.

      2.13 Swingline Loans.

      (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make swingline loans (each, a "Swingline Loan" and collectively, the "Swingline Loans") to any US Facility Borrower from time to time from the Closing Date until the day immediately preceding the Facility Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that the Swingline Lender shall not be required, and shall have no obligation, to make any Swingline Loan (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Revolving Credit Lenders have accelerated the maturity of the Obligations as a result of the occurrence of an Event of Default; provided, further, however, that, after giving effect to any Swingline Loan, at no time shall the Total Outstandings ever exceed the Total Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within such limits, the US Facility Borrowers may borrow, repay and reborrow Swingline Loans hereunder, on a Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Facility Termination Date. Each Swingline Loan shall bear interest at the US Facility Base Rate and shall have a duration of one (1) to five (5) days, as selected by the applicable US Facility Borrower in the applicable Swingline Loan Notice. Interest on each Swingline Loan shall be computed on the basis of a year of 365/366 days and calculated for the actual number of days elapsed.

      (b) To request a Swingline Loan, a US Facility Borrower shall notify the Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon ( New York, New York time), on the day of a proposed Swingline Borrowing. Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day) and (ii) amount of the requested Swingline Loan, which shall be a minimum amount of $100,000.00. The Agent will promptly advise the Swingline Lender of any such notice received from a US Facility Borrower. Unless the Swingline Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Revolving Credit Lender) prior to 2:00 P.M. (New York, New York time) on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.13(a) above, or (B) that one or more of the applicable conditions specified in Section 6.02 of this Agreement is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender, not later than 3:00 P.M. (New York, New York time), on the requested date of such Swingline Borrowing, shall make such Swingline Loan available to the applicable US Facility Borrower by means of a credit to the general deposit account of such US Facility Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of a Reimbursement Obligation, by remittance to the Issuing Bank) in immediately available funds.

      (c) Subject to the last sentence of this Section 2.13(c), the Swingline Lender may, by written notice given to the Agent not later than 10:00 A.M. (New York, New York time), on any Business Day, require the Revolving Credit Lenders to acquire Participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders shall participate. Promptly upon receipt of such notice, the Agent shall give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's Applicable Commitment Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Applicable Commitment Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire Participations in Swingline Loans pursuant to this Section 2.13(c) is absolute and unconditional and, subject to the last sentence of this Section 2.13(c), shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this Section 2.13(c) by wire transfer of Same Day Funds, in the same manner as provided in Section 2.01(b)(v) with respect to US Facility Advances made by such Revolving Credit Lender, and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Agent shall notify the US Facility Borrowers of any Participations in any Swingline Loan acquired pursuant to this
Section 2.13(c) and, thereafter, payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the US Facility Borrowers (or other party on behalf of the US Facility Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of Participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this Section 2.13(c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable US Facility Borrower for any reason. The purchase of Participations in a Swingline Loan pursuant to this Section 2.13(c) shall not relieve any US Facility Borrower of any default in the payment thereof. Notwithstanding the foregoing to the contrary, none of the Revolving Credit Lenders shall be deemed to have agreed to purchase a Participation in any Swingline Loan to the extent such Swingline Loan was made after the Swingline Lender had been notified at least one (1) Business Day previously by the Agent or any Revolving Credit Lender, or had actual knowledge, that (i) a Default or Event of Default had occurred and was continuing or (ii) any other condition to making Swingline Loans was not then satisfied.

                                   ARTICLE III

                                Letters of Credit

      3.01 Letters of Credit. (a) The Issuing Bank agrees, subject to the terms and conditions of this Agreement and in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Article III and in Section 2.01 hereof, upon request of any Borrower to issue from time to time for the account of such Borrower Letters of Credit in a Letter of Credit Currency upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided that (i) the Parent shall be a co-applicant for such Letter of Credit, jointly and severally liable for all obligations thereunder, (ii) the Issuing Bank shall not be obligated to, and shall not, issue (or renew) any Letter of Credit if it has been notified by the Agent or any Revolving Credit Lender or has actual knowledge that (1) a Default or Event of Default has occurred and is continuing or (2) any other condition to issuing Letters of Credit is not then satisfied,
(iii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iv) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Total Outstandings would exceed the Total Commitment. No Letter of Credit shall have an expiry date (including all rights of a Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date; provided that if any Letter of Credit is issued with an expiry date (including all rights of a Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the Facility Termination Date, then such Letter of Credit Outstandings shall be cash collateralized in an account bearing interest payable to the Borrowers in a manner consistent with the requirements of Section 10.01(C) hereof on or prior to the Facility Termination Date. The Issuing Bank shall promptly notify the Agent and each Revolving Credit Lender of any Letter of Credit issued by the Issuing Bank and, in addition, promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Revolving Credit Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Revolving Credit Lender, any other information reasonably requested by such Revolving Credit Lender with respect to each Letter of Credit outstanding.

      (b) Each request for an Offshore Letter of Credit shall constitute the Applicants' request for an Offshore Letter of Credit of the amount of the Offshore Currency specified in the request for an Offshore Letter of Credit. The stated amount available for drawing under any Offshore Letter of Credit shall be recorded in the Issuing Bank's records in US Dollars as if the Letter of Credit had been issued in US Dollars in the US Dollar Equivalent Amount of such Letter of Credit, as such amount may be adjusted as provided in Sections 3.01(c), (d) or (e) hereof. For the purposes of determining the maximum amount of Letter of Credit Outstandings hereunder, it is intended by the parties that all Offshore Letters of Credit shall be the functional equivalent of US Letters of Credit made and repaid in US Dollars and shall be included in such determination based on their US Dollar Equivalent Amount as determined from time to time as set forth herein. The Agent shall maintain records (based upon information furnished by the Issuing Bank) sufficient to identify at any time the Spot Rate of Exchange with respect to each Offshore Letter of Credit.

      (c) In the event an Offshore Letter of Credit is for a term exceeding one
(1) month, the US Dollar Equivalent Amount of the corresponding Letter of Credit Outstandings shall be recalculated as of the last Business Day of each calendar month and the Agent shall notify the Applicants and the Lenders of the new Spot Rate of Exchange as of such Business Day for such Offshore Letter of Credit. The Agent shall apply such new Spot Rate of Exchange to determine the new US Dollar Equivalent Amount of such Offshore Letter of Credit as of such Business Day and shall adjust its record of the Letter of Credit

Outstandings. In the event that such adjustment with respect to any Offshore Letter of Credit causes the Total Outstandings to exceed the Total Commitment, the Applicant shall immediately repay the portion of US Facility Loans or Offshore Facility Loans necessary to ensure that, giving effect to the new Spot Rate of Exchange for such Offshore Letters of Credit, the sum of Total Outstandings does not exceed the Total Commitment. In the event that such adjustment with respect to an Offshore Letter of Credit causes the total US Dollar Equivalent Amount of Letter of Credit Outstandings to exceed the Total Letter of Credit Commitment, the Applicants shall immediately deposit US Dollars in cash (or other immediately available funds acceptable to the Agent) with the Agent, in the amount of the Letter of Credit Outstandings which cause such violation, as collateral security for the repayment of any future drawings or repayments under such Letters of Credit and such amounts shall be held by the Agent pursuant to the terms of a cash collateral account agreement satisfactory to it.

      (d) In the event that an Offshore Letter of Credit is drawn upon, the Spot Rate of Exchange applicable to any remaining undrawn amount of such Offshore Letter of Credit shall be adjusted to be the Spot Rate of Exchange for the date of such drawing and the amount of the corresponding Letter of Credit Outstandings shall be recalculated as of the date of such drawing for the purposes of determining the US Dollar Equivalent Amount of the remaining undrawn amount of such Offshore Letter of Credit.

      (e) Without limiting the foregoing provisions of this Section 3.01, in the event any Letter of Credit is issued in euro, the provisions in Section 5.09 hereof applicable to the euro shall be applicable to such Letter of Credit.

      3.02 Reimbursement and Participations.

      (a) Each Applicant hereby unconditionally agrees to pay to the Issuing Bank immediately on demand on the same Business Day, at the Principal Office of the Agent, all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit requested by such Applicant, by placing in possession of the Issuing Bank (which shall include US Facility Base Rate Refunding Loans if permitted by Section 2.01(b)(vi) hereof) sufficient funds to pay all Reimbursement Obligations arising under such Letter of Credit. The Issuing Bank agrees to give the Applicants prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account either Applicant may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Applicants; provided that, to the extent permitted by Section 2.01(b)(vi) hereof, amounts drawn under a Letters of Credit (including an Offshore Letter of Credit) shall be paid pursuant to US Facility Base Rate Refunding Loans. Each Applicant agrees to pay the Issuing Bank interest on any Reimbursement Obligations as to Letters of Credit issued for such Applicant not paid when due hereunder at the Default Rate.

      (b) Each Revolving Credit Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Revolving Credit Lender's Applicable Commitment Percentage of such liability, and to the extent that any Applicant is obligated to pay the Issuing Bank under Section 3.02(a) hereof, each Revolving Credit Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.01(b)(vi) hereof.

      (c) Simultaneously with the making of each payment by a Revolving Credit Lender to the Issuing Bank pursuant to Section 2.01(b)(vi)(B) hereof, such Revolving Credit Lender shall, automatically and without any further action on the part of the Issuing Bank or such Revolving Credit Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Revolving Credit Lender made its payment) in the related Reimbursement Obligation of the Applicants. Each Revolving Credit Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.01(b)(vi) and Section 3.02(c) of this Agreement, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Revolving Credit Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from any Applicant, the Issuing Bank shall promptly pay to each Revolving Credit Lender an amount equal to its Applicable Commitment Percentage of such payment from such Applicant.

      (d) Promptly following the end of each calendar month, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such month, including with respect to Offshore Letters of Credit, the date of issuance thereof and the applicable Offshore Currency. The Agent shall deliver to each Revolving Credit Lender a report on a monthly basis of the aggregate Letter of Credit Outstandings at the end of each calendar month determined, with respect to Offshore Letters of Credit, based on the applicable Spot Rate of Exchange at such date. Upon the request of any Revolving Credit Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Revolving Credit Lender, any other information reasonably requested by such Revolving Credit Lender with respect to each Letter of Credit outstanding.

      (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI hereof, be subject to the conditions that (x) such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, (y) the issuance of such Letter of Credit shall not violate any policy of the Issuing Bank, and (z) the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. Unless otherwise expressly agreed by the Issuing Bank and the Borrowers, when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

      (f) Each Borrower agrees that the Issuing Bank may, in its reasonable discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, attorney-in-fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

      (g) Without limiting the generality of the provisions of Section 12.10 hereof, each Applicant hereby agrees to indemnify and hold harmless the Issuing Bank, each other Revolving Credit Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Revolving Credit Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Revolving Credit Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit requested by such Applicant; provided that no Applicant shall be required to indemnify the Issuing Bank, any other Revolving Credit Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing

Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree or (iii) caused by the Issuing Bank's gross negligence or willful misconduct in payment under any Letter of Credit after the presentation to it of a request for payment not complying with the terms and conditions of such Letter of Credit; and provided further, that no Offshore Facility Borrower that is an Applicant shall be required to indemnify the Issuing Bank, any other Revolving Credit Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses arising from Letters of Credit issued on behalf of any other Borrower. The indemnification and hold harmless provisions of this Section 3.02(g) shall survive repayment of the Obligations, occurrence of the Facility Termination Date, the Facility Repayment Date, and expiration or termination of this Agreement.

      (h) Without limiting Borrowers' rights as set forth in Section 3.02(g) above, the obligation of each Applicant to immediately reimburse the Issuing Bank for drawings made under Letters of Credit issued upon its request and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Applicants shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit, the obligation supported by any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

            (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

            (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, the Revolving Credit Lenders, the Issuing Bank or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

            (iv) any breach of contract or other dispute between any Applicant and any beneficiary or any transferee of a Letter of Credit (or any Persons for whom such beneficiary or any such transferee may be acting), the Agent, the Revolving Credit Lenders or any other Person;

            (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

            (vi) the existence, character, quality, quantity, condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

            (vii) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by any Borrower in respect of any of the Obligations; or

            (viii) any other circumstance or happening whatsoever where the Issuing Bank has acted in good faith, whether or not similar to any of the foregoing.

      3.03 Governmental Action. The Issuing Bank shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it.

      3.04 Letter of Credit Commitment Fees. The Parent shall pay to the Agent, for the pro rata benefit of the Revolving Credit Lenders based on their Applicable Commitment Percentages, a fee on the US Dollar Equivalent Amount of the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Letters of Credit set forth in the Pricing Grid. The calculation of the US Dollar Equivalent Amount of all Offshore Letters of Credit for any month shall be calculated based upon the Spot Rate of Exchange established pursuant to Section 3.01(c) hereof. Such fees shall be due and payable with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

      3.05 Letter of Credit Fronting and Administrative Fees. The Parent shall pay to the Issuing Bank a fronting fee of twelve and one-half basis points (0.125%) on the initial aggregate US Dollar Equivalent Amount available to be drawn on each Letter of Credit, such fee to be due and payable in full with respect to each Letter of Credit on the date of the issuance (or renewal) thereof. The Parent shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Parent shall agree from time to time.

      3.06 Special Issuing Bank.

      (a) Notwithstanding anything contained in this Article III to the contrary, (i) each Special Issuing Bank agrees to issue, and shall be authorized to issue, only Offshore Letters of Credit in the Letter of Credit Currencies as to which it has been designated a Special Issuing Bank and (ii) any reference in this agreement to "the Issuing Bank" (A) shall be deemed to mean "a Special Issuing Bank" where the context requires and (B) in reference to a Letter of Credit, shall be deemed to refer to the Issuing Bank having actually issued such Letter of Credit.

      (b) Each Special Issuing Bank shall give at least three (3) Business Days prior written notice to the Agent of the issuance or renewal of any Offshore Letter of Credit requested by a Borrower which notice shall include the requested date of issuance or renewal, the applicable Letter of Credit Currency, and the amount and expiry date of such Offshore Letter of Credit, and such Special Issuing Bank shall not issue or renew such Offshore Letter of Credit unless it has received written confirmation from the Agent not more than one Business Day Prior to such issuance or renewal that, after giving effect to such issuance or renewal, (i) Letter of Credit Outstandings will not exceed the Total Letter of Credit Commitment and (ii) Total Outstandings will not exceed the Total Commitment, in each case, as of the date of such confirmation. Each Special Issuing Bank shall deliver to the Agent on the last Business Day of each calendar month written notice by telefacsimile or otherwise of the aggregate amount of Letter of

Credit Outstandings attributable to Offshore Letters of Credit issued by such Special Issuing Bank on such date. The applicable Special Issuing Bank shall also give the Agent written notice by telefacsimile or otherwise of each of the following events within one (1) Business Day of the occurrence thereof: (A) receipt of any request for a drawing under an Offshore Letter of Credit, including the amount thereof, (B) any reimbursement paid with respect to amounts drawn under any Offshore Letter of Credit, (C) any increase in the amount of any Offshore Letter of Credit and (D) any reduction, termination, cancellation or expiry of any Offshore Letter of Credit.

      (c) All notices to be delivered to a Special Issuing Bank shall be directed to the address specified in Section 12.02 hereof for such Special Issuing Bank as a Revolving Credit Lender unless written instructions to the contrary are delivered to the Agent and any applicable Applicant.

      (d) If a Revolving Credit Lender that is also a Special Issuing Bank shall assign all of its rights and obligations as a Revolving Credit Lender under this Agreement, any outstanding Offshore Letter of Credit issued by such Special Issuing Bank hereunder shall, upon the effective date of such assignment and without any further action or notice, cease to constitute a Letter of Credit or Offshore Letter of Credit hereunder and no reimbursement or other obligation thereafter arising under such Letter of Credit shall constitute Reimbursement Obligations hereunder or otherwise be part of the Obligations hereunder nor shall such Letter of Credit be included in the Total Outstandings.

                                   ARTICLE IV

                              The Offshore Facility

      4.01 Advances

      (a) Commitment. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally agrees to make Offshore Facility Advances in the Applicable Currency (as specified in a Borrowing Notice) and in an Applicable Country to any Offshore Facility Borrower requesting such Offshore Facility Advance in its Applicable Country from time to time from the Closing Date until the day immediately preceding the Facility Termination Date on a pro rata basis as to the total borrowing requested by such Offshore Facility Borrower on any day as determined by such Revolving Credit Lender's Applicable Commitment Percentage, in an aggregate principal amount up to but not exceeding the Commitment of such Revolving Credit Lender; provided, however, that no Revolving Credit Lender will be required and shall have no obligation to make any Offshore Facility Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Lenders have accelerated the maturity of the Obligations as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Offshore Facility Advance, (A) the Offshore Facility Outstandings shall not exceed the Offshore Facility Commitment and (B) Total Outstandings shall not exceed the Total Commitment. Within such limits, the Offshore Facility Borrowers may borrow, repay and reborrow Offshore Facility Loans hereunder on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Facility Termination Date; and provided, however, that (1) no Offshore Rate Loan shall be made which has an Interest Period that extends beyond the Stated Maturity Date and (2) each Offshore Rate Loan may be repaid only on the last day of the Interest Period with respect thereto, unless such payment is accompanied by the additional payment, if any, due under Section 5.05 hereof. The Offshore Facility Borrowers agree that if at any time the Offshore Facility Outstandings shall exceed the Offshore Facility Commitment or the Total Outstandings shall exceed the Total Commitment, one or more of the Offshore Facility Borrowers shall immediately repay a principal amount of its outstanding Offshore Facility Loans such that, as a result of such reduction, the Offshore Facility Commitment shall equal or exceed the Offshore Facility Outstandings and the Total Commitment shall equal or exceed Total Outstandings.

      (b) Amounts, Advances and Rate Selection.

            (i) The principal amount outstanding on any Offshore Facility Loan shall be recorded in the records of the Offshore Facility Agent in Japanese Yen or euro, in each case based on the amount of any Offshore Facility Advance as reduced from time to time by the amount of any principal payments with respect to such Offshore Facility Advance. The Outstanding principal amount of each Offshore Facility Loan as of the last Business Day of each month shall be reported to the Agent on the first Business Day of the next following month. There shall be no more than fifteen (15) Offshore Facility Loans outstanding at any one time under the Offshore Facility.

            (ii) Each Offshore Facility Loan and each Continuation and Conversion under Section 4.08 hereof in Japanese Yen shall be in an amount not less than (Y)125,000,000.00 and in integral multiples of
      (Y)50,000,000.00 in excess thereof, and each Offshore Facility Loan and each Continuation and Conversion under Section 4.08 in euro shall be in an amount not less than (euro)1,000,000.00 and in integral multiples of
      (euro)250,000.00 in excess thereof.

            (iii) For each Offshore Facility Advance at least two (2) Authorized Representatives shall give the Offshore Facility Agent at least three (3) Business Days' irrevocable telefacsimile notice prior to 11:00 A.M. (London, England time) of each Offshore Rate Loan. Each such notice shall be in the form of a Borrowing Notice in the form attached hereto as Exhibit D-2, which shall be effective upon receipt by the Offshore Facility Agent, and shall specify the Type of Loan, whether the Loan is to be made in Japanese Yen or euro, the amount of the Offshore Facility Advance to be made, the date of borrowing, and the Interest Period to be used in the computation of interest. None of the Agent, the Offshore Facility Agent, or any Revolving Credit Lender shall incur any liability to any Offshore Facility Borrower in acting upon any notice referred to above which the Offshore Facility Agent and/or the Agent believes in good faith to have been given by an Authorized Representative of such Offshore Facility Borrower or for otherwise acting in good faith, and upon funding of Offshore Facility Loans by the Revolving Credit Lenders in accordance with this Agreement pursuant to any such notice, such Offshore Facility Borrower shall have effected Offshore Facility Loans hereunder. A Borrowing Notice for an Offshore Rate Loan shall be irrevocable, and the Offshore Facility Borrower giving such notice shall be bound to make a borrowing in accordance therewith, unless such Offshore Facility Borrower pays to the Offshore Facility Agent such amounts as may be due under Section 5.05 hereof for failure of a borrowing of an Offshore Rate Loan to occur on the date specified therefor in a Borrowing Notice. The duration of the initial Interest Period for each Offshore Facility Loan shall be as specified in the initial Borrowing Notice. The applicable Offshore Facility Borrower shall have the option to elect the duration of subsequent Interest Periods and to Continue the Offshore Facility Loans in accordance with Section 4.08 hereof. If the Offshore Facility Agent does not receive a notice of election of duration of an Interest Period by the time prescribed hereby and by Section 4.08 hereof, the applicable Offshore Facility Borrower shall be deemed to have elected to Continue such Loan as an Offshore Rate Loan with a subsequent Interest Period of one (1) month.

            (iv) Notice of receipt of each Borrowing Notice in respect of Offshore Facility Loans, together with the amount of each Revolving Credit Lender's portion of the Offshore Facility Advance requested thereunder and the applicable interest rate, shall be provided by the Offshore Facility Agent to each Revolving Credit Lender by telefacsimile with reasonable promptness, but (provided the Offshore Facility Agent shall have received such notice by 11:00 A.M. (London, England time) at least three (3) Business Days prior to the proposed date of borrowing, Conversion, or Continuation), not later than 12:00 noon (New York, New York time) at least two (2) Business Days prior to the proposed date of borrowing, Conversion, or Continuation.

            (v) Each Revolving Credit Lender shall, pursuant to the terms and subject to the conditions of this Agreement, not later than 1:00 P.M. (New York, New York time) at least one (1) Business Day prior to the date specified for such Offshore Facility Advance, make its Applicable Commitment Percentage of the amount of the Offshore Facility Advance being made, Continued, or Converted available to the Offshore Facility Agent by depositing or transferring the proceeds thereof in the Applicable Currency and in Same Day Funds to the Offshore Facility Agent at its Principal Office. The amount so received by the Offshore Facility Agent shall thereafter be made available to the applicable Offshore Facility Borrower on the date specified in said Borrowing Notice by deposit of the proceeds to an account of such Offshore Facility Borrower specified in said Borrowing Notice.

      4.02 Payment of Interest.

      (a) Each Offshore Facility Borrower shall pay interest to the Offshore Facility Agent, for the benefit of each Revolving Credit Lender which has fully funded its Applicable Commitment Percentage in the applicable Offshore Facility Loan, on the outstanding and unpaid principal amount of each Offshore Facility Loan made by such Revolving Credit Lender to such Offshore Facility Borrower for the period commencing on the date of such Offshore Facility Loan until such Loan shall be paid or Continued, as the case may be, at the then applicable Offshore Rate, such payments to be made in the Applicable Currency in which such Offshore Facility Loan was funded; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

      (b) Interest on each Offshore Facility Loan shall be computed on the basis of a year of 360 days for Advances in Japanese Yen and for Advances in euro and calculated for the actual number of days elapsed. Interest on each Offshore Facility Loan shall be paid (i) on the last day of the applicable Interest Period for each such Offshore Rate Loan and, if the Interest Period extends for more than three (3) months, also at intervals of three months after the first day of the Interest Period and (ii) upon payment in full of the principal of each such Loan. Interest on amounts not paid when due shall be payable on demand.

      4.03 Payment of Principal. The principal amount of each Offshore Facility Loan shall be due and payable to the Offshore Facility Agent in full not later than the Facility Termination Date, for the benefit of each Revolving Credit Lender which has fully funded its Applicable Commitment Percentage in the applicable Offshore Facility Loan. The principal amount of any Offshore Rate Loan may be prepaid only at the end of the applicable Interest Period unless the applicable Offshore Facility Borrower shall pay to the Offshore Facility Agent the additional amount, if any, required under Section 5.05 and, in the case of a prepayment of any Offshore Rate Loan in euro, the applicable Offshore Facility Borrower notifies the Offshore Facility Agent at least three (3) Business Days prior to such prepayment. All prepayments of Offshore Facility Loans made by an Offshore Facility Borrower shall be in the Applicable Currency of the respective Offshore Facility Loan in the amount of (i) (Y)125,000,000.00 or
(euro)1,000,000.00, as applicable, or (ii) such greater amount which is an integral multiple of (Y)50,000,000.00 or (euro)250,000.00, as applicable, or
(iii) the amount equal to all Offshore Facility Outstandings owing by such Offshore Facility Borrower, or (iv) such other amount as necessary to comply with Sections 5.01(a) or 5.07 of this Agreement.

      4.04 Manner of Payment.

      (a) Each payment of principal (including any prepayment) and payment of interest and fees in respect of Offshore Facility Loans, and any other amount required to be paid to the Offshore Facility Agent with respect to the Offshore Facility Loans, shall be made to the Offshore Facility Agent at its Principal Office, to be recorded in the Applicable Currency, as set forth in Section 4.01(b) above, all such amounts to be subsequently paid by the Offshore Facility Agent to each Revolving Credit Lender which has fully funded its Applicable Commitment Percentage in the applicable Offshore Facility Loan. Each such payment shall be made in the Applicable Currency of the Offshore Facility Loan to which such payment relates in Same Day Funds before 1:00 P.M. (London, England time) on the date such payment is due. The Offshore Facility Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the applicable Offshore Facility Borrower with the Offshore Facility Agent. The applicable Offshore Facility Borrower shall give the Offshore Facility Agent prior telephonic notice of any payment of principal, such notice to be given not later than 11:00 A.M. (London, England time) at least three (3) Business Days prior to the date of such payment.

      (b) The Offshore Facility Agent shall deem any payment by or on behalf of an Offshore Facility Borrower hereunder that is not made both (i) in the Applicable Currency and in Same Day Funds and (ii) prior to 1:00 P.M. (London, England time) to be a non-conforming payment. Any such payment shall not be deemed to be received by the Offshore Facility Agent until the later of (x) the time such funds become available funds in the required Applicable Currency and
(y) the next Business Day. The Offshore

Facility Agent shall give prompt telephonic notice to the Agent, the applicable Authorized Representative, and each of the Revolving Credit Lenders (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Sections 10.01(a) and 10.01(b) hereof. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

      (c) In the event that any payment hereunder or under any Offshore Facility Loan becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless otherwise provided under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension.

      (d) All payments to be made by any Offshore Facility Borrower to the Offshore Facility Agent (for the account of any Revolving Credit Lender which has fully funded its Applicable Commitment Percentage in any such Offshore Facility Loan) on account of principal, interest and fees shall be made without diminution, set-off, recoupment, counterclaim or deduction, except as otherwise provided in Section 5.06 hereof.

      4.05 Mark-To-Market.

      (a) On the last Business Day of each month or any other date at the discretion of and as requested by the Agent (each a "Market Date"), the Offshore Facility Agent shall calculate the US Dollar Equivalent Amount of all Offshore Facility Loans owing to, and all Offshore Letters of Credit issued by each Revolving Credit Lender, based on the Spot Rate of Exchange on such Market Date and shall adjust its books to reflect the new US Dollar Equivalent Amount of all Offshore Facility Loans and Offshore Letters of Credit.

      (b) If on any Market Date (i) the Offshore Facility Outstandings exceed the Offshore Facility Commitment or (ii) the Total Outstandings exceed the Total Commitment, one or more Offshore Facility Borrowers shall repay a portion of its Offshore Facility Loans (applying the new Spot Rate of Exchange) necessary to ensure that the Offshore Facility Commitment shall equal or exceed the Offshore Facility Outstandings and the Total Commitment shall equal or exceed Total Outstandings. Any payment required to be made by an Offshore Facility Borrower under this Section 4.05(b) shall be made within one (1) Business Day of receipt of written notice from the Offshore Facility Agent that such payment is due.

      (c) The calculations and repayments required pursuant to this Section 4.05 are in addition to the calculations and repayments required under Sections 4.01(a) and (b) above.

      4.06 Notes; Evidence of Indebtedness.

      (a) Offshore Facility Loans made by each Revolving Credit Lender shall be evidenced by a revolving Note executed by the Offshore Facility Borrowers and payable to the order of the each Revolving Credit Lender in the respective amount of such Revolving Credit Lender's Applicable Commitment Percentage of the Total Commitment, which Note shall be dated the Closing Date, or a later date pursuant to an Assignment and Acceptance. Notwithstanding the aggregate maximum principal amounts of all of said Notes, at no time shall the Offshore Facility Outstandings exceed the Offshore Facility Commitment.

      (b) Each Offshore Facility Borrower hereby authorizes each Revolving Credit Lender to record, from time to time, in its records, (i) the date and amount of each Offshore Facility Loan, (ii) the interest rates payable by the applicable Offshore Facility Borrower in respect of each Offshore Facility Loan made by such Revolving Credit Lender and any Interest Period applicable thereto, (iii) the dates and amounts of all payments received by such Revolving Credit Lender on account of principal, interest and fees with respect to each Offshore Facility Loan, and (iv) the amount of all the Offshore Facility Loans which remain payable by the applicable Offshore Facility Borrower to such Revolving Credit Lender. All amounts and other information so recorded shall be prima facie evidence thereof. The failure to record, or any error in recording, any such amount or other information shall not limit or impair the obligations of the applicable Offshore Facility Borrower hereunder or under any Loan Document. A copy of such records for the Offshore Facility Loans shall be delivered by each Revolving Credit Lender to the Offshore Facility Agent and each other Revolving Credit Lender on the fifth Business Day of each month containing information relating to the immediately preceding month.

      4.07 Reductions and Reallocations. The Offshore Facility Borrowers shall have the right from time to time (but not more frequently than once during each fiscal quarter), upon not less than ten (10) Business Days' written notice to the Offshore Facility Agent by at least two (2) Authorized Representatives, effective upon receipt, to reduce the Offshore Facility Commitment without premium or penalty. The Offshore Facility Agent shall give the Agent and each Revolving Credit Lender, within one (1) Business Day, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of the minimum amount of (Y)125,000,000.00 or
(euro)1,000,000.00, as applicable, or an integral multiple of (Y)50,000,000.00 or (euro)250,000.00, as applicable, in excess thereof, or the entire remaining Offshore Facility Commitment, and shall permanently reduce the Offshore Facility Commitment. No such reduction shall result in the payment of any Offshore Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.05 hereof. Each such reduction of the Offshore Facility Commitment shall be accompanied by payment of the principal amount of the Offshore Facility Loans to the extent that the Offshore Facility Outstandings exceed the Offshore Facility Commitment, or to the extent that the Total Outstandings exceeds the Total Commitment, in each case after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. Any reduction of the Offshore Facility Commitment hereunder shall result, ipso facto, in a reduction of the Total Commitment.

      4.08 Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article V hereof, and provided that no Default or Event of Default shall have occurred and be continuing, the Offshore Facility Borrowers may, upon three (3) Business Days' notice to the Offshore Facility Agent and the Agent prior to 11:00 A.M. (London, England time) elect a subsequent Interest Period for all or a portion of Offshore Rate Loans under the Offshore Facility to begin on the last day of the then current Interest Period for such Offshore Rate Loans. Notice of any such Continuations shall be effected by receipt of an appropriate Borrowing Notice and shall specify the effective date of such Continuation and the Interest Period to be applicable to the Offshore Facility Loan as Continued. Each Continuation pursuant to this Section
4.08 shall be subject to the limitations on Offshore Rate Loans set forth in the definition of "Interest Period" herein and in Sections 4.01 and 4.03 and Article V hereof. All such Continuations of Offshore Facility Loans shall be in the same currency as the original such Loan.

      4.09 Use of Proceeds. The proceeds of the Offshore Facility Loans made pursuant to the Offshore Facility hereunder shall be used by the Offshore Facility Borrowers to finance capital expenditures and Permitted Acquisitions and for other working capital and other lawful corporate purposes of the Offshore Facility Borrowers.

      4.10 Offshore Facility Borrower Liability. Notwithstanding any other provision of this Agreement to the contrary, no Offshore Facility Borrower shall be liable for or have any obligation to pay (i) principal or interest with respect to any Loans made to any other Borrower, (ii) Reimbursement

Obligations owing as to a Letter of Credit issued for the account of any other Borrower, or (iii) fees, expenses or indemnities arising from or attributable to any Loans made to, or Letters of Credit issued at the request of, any other Borrower. The Parent and each other US Facility Borrower hereby acknowledges and agrees that it is jointly and severally liable as primary obligor and not merely as surety for all Obligations of the Offshore Facility Borrowers and the Parent will be co-applicant upon all Offshore Facility Letters of Credit.

      4.11 Pro Rata Payment of Offshore Facility Loans.

      (a) Each of the Revolving Credit Lenders shall fund its Applicable Commitment Percentage of each Offshore Facility Loan to the Offshore Facility Agent as described in Section 4.01(b) above by payment to the Offshore Facility Agent at its Principal Office in Same Day Funds in the Applicable Currency of the applicable Offshore Facility Loan. The Offshore Facility Agent shall provide notice to each Revolving Credit Lender by telephone or telefacsimile transmission of the required funding of Offshore Facility Loans hereunder and the outstanding principal amount and Applicable Currency of each Offshore Facility Loan.

      (b) No Revolving Credit Lender shall be responsible for any default by any other Revolving Credit Lender in such other Revolving Credit Lender's obligation to pay its Applicable Commitment Percentage of any Offshore Facility Loan.

      (c) In the event that any Revolving Credit Lender fails to make available to the Offshore Facility Agent the amount of its Applicable Commitment Percentage of any Offshore Facility Loan as provided herein, the Offshore Facility Agent shall be entitled to recover such amount on behalf of the Revolving Credit Lenders on demand from such Revolving Credit Lender together with interest at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at a rate per annum equal to the Offshore Facility Base Rate. A certificate of the Agent or the Offshore Facility Agent submitted to any Revolving Credit Lender with respect to amounts owing hereunder shall be conclusive in the absence of manifest error. Without limiting the generality of the foregoing, in the event any Revolving Credit Lender shall fail to fund its Applicable Commitment Percentage of any Offshore Facility Loan with respect to an Offshore Facility Loan as provided in Section 4.01(b) above, the Agent, in its capacity as a Revolving Credit Lender hereunder, may, in its discretion, but shall not be obligated to, make an Offshore Facility Advance hereunder as a Revolving Credit Lender of all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Revolving Credit Lender would have been entitled had it funded its Applicable Commitment Percentage of such Offshore Facility Loan as required by Section 4.01(b) above; provided that, upon payment to the Agent from such other Revolving Credit Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the applicable Offshore Facility Borrower on each Offshore Facility Loan comprising the deficiency advance, at the interest rate per annum described in the first sentence of this Section 4.11(c), then such payment shall be credited against the applicable Offshore Facility Advance of the Agent in full payment of such deficiency advance and such Offshore Facility Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Revolving Credit Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Offshore Facility Borrower thereon.

      (d) The Offshore Facility Agent shall promptly distribute to each Revolving Credit Lender which has paid all such amounts payable by it hereunder with respect to any Offshore Facility Loan made by such Revolving Credit Lender, each such Revolving Credit Lender's Applicable Commitment Percentage of any and all payments in respect of any Offshore Facility Loan, whether principal, interest, and/or fees and whether received directly from the applicable Offshore Facility Borrower or otherwise. Any payment to any Revolving Credit Lender pursuant to the preceding sentence shall be made in the Applicable Currency of each Offshore Facility Loan in Same Day Funds by the Offshore Facility Agent to such Revolving Credit Lender. If any payment received by the Offshore Facility Agent pursuant to the immediately preceding sentence with respect to any Offshore Facility Loan shall be required to be returned by it after such time as the Offshore Facility Agent has distributed such payment to each Revolving Credit Lender that has received a portion of such payment shall pay to the Offshore Facility Agent, an amount equal to its Applicable Commitment Percentage of such amount to be returned; provided, however, that no Revolving Credit Lender shall be responsible for any default by any other Revolving Credit Lender in such other Revolving Credit Lender's obligation to pay any such amount. Notwithstanding the foregoing to the contrary, in the event any Revolving Credit Lender shall not be able to fund its Applicable Commitment Percentage of any Offshore Facility Loan with respect to an Offshore Rate Loan under the circumstances provided in
Section 5.01 or 5.03 of this Agreement, interest shall be allocated to such Revolving Credit Lender according to the interest rate payable to such Revolving Credit Lender as set forth in Section 5.04 of this Agreement.

                                    ARTICLE V

                            Changes in Circumstances

      5.01 Increased Cost and Reduced Return.

      (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank, with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

            (i) shall subject such Lender (or its Applicable Lending Office) or the Issuing Bank to any tax, duty, or other charge with respect to any LIBOR-Based Loans, any Note, its obligation to make or to Participate in LIBOR-Based Loans or Reimbursement Obligations, or its obligation to issue any Letter of Credit; or shall change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) or the Issuing Bank under this Agreement or any Note in respect of any LIBOR-Based Loans, Letters of Credit or Reimbursement Obligations; provided that this clause
      (i) shall not apply to franchise taxes or other taxes imposed on or measured by the income of such Lender or Issuing Bank by any jurisdiction in which such Lender or Issuing Bank is organized or has an office;

            (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Applicable Reserve Requirement utilized in the determination of the Eurodollar Rate or the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office) or Issuing Bank including the Applicable Commitments and Total Letter of Credit Commitment of such Lender or Issuing Bank Issuer hereunder; or

            (iii) shall impose on such Lender (or its Applicable Lending Office) or Issuing Bank or the London or applicable offshore interbank market any other condition affecting this Agreement or any Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) or Issuing Bank of making, Converting into, Continuing, or maintaining or participating in any LIBOR-Based Loan or Reimbursement Obligation or issuing any Letter of Credit or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) or Issuing Bank under this Agreement or any Note with respect to any LIBOR-Based Loan, Reimbursement Obligation or Letter of Credit, then each Borrower in the Facility or Facilities in which such Lender or Issuing Bank has made, or is obligated to make, such LIBOR-Based Loans or to participate in Reimbursement Obligations or to issue such Letters of Credit to which such increased costs relate shall pay to such Lender or Issuing Bank on demand such amount or amounts as will compensate such Lender or Issuing Bank for such increased cost or reduction. If any Lender or Issuing Bank requests compensation by any Borrower under this Section 5.01(a), the applicable Borrower may, by notice to such Lender or Issuing Bank (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans, or to Convert Loans of any other Type into Loans of such Type, or the obligation of such Issuing Bank to issue Letters of Credit of the Type with respect to which such compensation is requested, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable); provided that such suspension shall not affect the right of such Lender or Issuing Bank to receive the compensation so requested.

      (b) If, after the date hereof, any Lender or Issuing Bank shall have in good faith reasonably determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender, Issuing Bank, or any corporation controlling such Lender or Issuing Bank as a consequence of such Lender's or Issuing Bank's obligations hereunder to a level below that which such Lender or Issuing Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand each Applicable Borrower in any Facility in which such Lender or Issuing Bank has made or is obligated to make Loans, or has issued or is obligated to issue Letters of Credit, shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such reduction.

      (c) Each Lender shall promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or Issuing Bank to compensation pursuant to this Section
5.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Issuing Bank, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this
Section 5.01 shall furnish to the Borrowers and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender or Issuing Bank may use any reasonable averaging and attribution methods.

      5.02 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any LIBOR-Based Loan:

      (a) the Agent reasonably determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or Offshore Rate, as the case may be, for such Interest Period; or

      (b) the Agent reasonably determines (which determination shall be conclusive absent manifest error) that (i) the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders in such Facility of funding LIBOR-Based Loans for such Interest Period or (ii) that the Offshore Rate does not represent, in the case of any Revolving Credit Lender, the effective cost to such Revolving Credit Lender for deposits in the Applicable Currency of comparable amounts for the applicable Interest Period;

then the Agent shall give the Applicable Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders in such Facility or Facilities shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Applicable Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either repay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

      5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund any

LIBOR-Based Loans hereunder, then such Lender shall promptly notify the Applicable Borrowers in the Facility or Facilities in which such Lender has made or is obligated to make such LIBOR-Based Loans and such Lender's obligation to make or Continue any LIBOR-Based Loans and to Convert other Types of Loans into such LIBOR-Based Loans shall be suspended until such time as such Lender may again make, maintain, and fund such LIBOR-Based Loans (in which case the provisions of Section 5.04 shall be applicable).

      5.04 Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of LIBOR-Based Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 5.01 or 5.03 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into, in the case of the US Facility, a Base Rate Loan applicable to the Facility in which the Affected Loans were made or, in the case of the Offshore Facility, a Offshore Facility Alternative Rate Loan (each referred to as "Substitute Base Rate Loans") on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.03 hereof, on such earlier date as such Lender may specify to the Applicable Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

      (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Substitute Base Rate Loans; and

      (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Substitute Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Substitute Base Rate Loans.

If such Lender gives notice to the Applicable Borrowers (with a copy to the Agent) that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section
5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Substitute Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Applicable Commitment Percentage applicable to the Facility or Facilities in which the Affected Loans were made.

      5.05 Compensation. Upon the request of any Lender, each Applicable Borrower in any Facility in which such Lender has made or is obligated to make Loans shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

      (a) any payment, prepayment, or Conversion of a LIBOR-Based Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01 hereof) on a date other than the last day of the Interest Period for such Loan; or

      (b) any failure by the Applicable Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow, Convert, Continue, or prepay a LIBOR-Based Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

      5.06 Taxes.

      (a) Any and all payments by any Borrower to any Lender, Issuing Bank or Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Borrower shall pay all Other Taxes.

      (b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender, Issuing Bank or Agent, then:

            (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.06), such Lender, Issuing Bank or Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

            (ii) such Borrower shall make such deductions and withholdings;

            (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) such Borrower shall also pay to such Lender, Issuing Bank, or the Agent for the account of such Lender, Issuing Bank or Agent at the time interest is paid, Further Taxes in the amount necessary to preserve the after-tax yield the Lender, Issuing Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

      (c) Each US Facility Borrower jointly and severally agrees to indemnify and hold harmless each Lender, Issuing Bank and the Agent for the full amount of
(i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount necessary to preserve the after-tax yield the Lender, Issuing Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Each Offshore Facility Borrower individually agrees to indemnify and hold harmless each Lender, Issuing Bank, the Offshore Facility Agent, and the Agent for the full amount of (i) Taxes,
(ii) Other Taxes, and (iii) Further Taxes imposed in connection with the Offshore Facility Loans made to (or payments with respect thereto by) that Offshore Facility Borrower in the amount necessary to preserve the after-tax yield the Lender, Issuing Bank, the Offshore Facility Agent, or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within thirty (30) days after the date the applicable Lender, Issuing Bank, the Offshore Facility Agent, or the Agent makes written demand therefor.

      (d) Within thirty (30) days after the date of any payment to a Governmental Authority by the applicable Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each Lender, Issuing Bank, the Offshore Facility Agent, or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender, Issuing Bank, the Offshore Facility Agent or the Agent.

      (e) If any Borrower is required to pay any amount to any Lender pursuant to subsections (b) or (c) of this Section 5.06, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise materially disadvantageous to such Lender.

      (f) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Revolving Credit Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any US Facility Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Parent and the Agent with (i) Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which eliminates withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Loan Documents.

      (g) Each Revolving Credit Lender shall deliver to the appropriate Person such application forms, certificates, documents or other evidence as may be required from time to time, properly completed and duly executed, to enable the Offshore Facility Borrowers to be able to pay interest on the Offshore Facility Loans denominated in Japanese Yen or euro without withholding or deduction for or on account of any income tax of any Applicable Country.

      (h) For any period with respect to which a Lender has failed to provide the Parent and the Agent with the appropriate form pursuant to Section 5.06(f) or (g) above, as applicable (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Sections 5.06(a), (b), or (c) above with respect to Taxes; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, each Applicable Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (i) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 5.06 shall survive the occurrence of the Facility Repayment Date.

      5.07 Replacement Lender. In the event any Lender seeks additional compensation pursuant to this Article V or is restricted from making any LIBOR-Based Loan under this Agreement (a "Restricted Lender"), so long as no Default or Event of Default shall have occurred and be continuing and the Parent has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes hereunder, the Parent may cause such Restricted Lender to be replaced by, and to assign all its Loans, Applicable Participations and other Obligations owing thereto pursuant to Section 12.01 hereof to, such other Lender or an Eligible Assignee reasonably acceptable to the Agent which is not similarly restricted and will not seek such additional compensation. Such Restricted Lender agrees to execute and to deliver to the Agent of each Facility in which such Restricted Lender has made or was obligated to make Loans an Assignment and Acceptance with such replacement Lender as provided in Section
12.01 hereof upon payment at par of all principal, interest, fees and other amounts owing under this Agreement to such Restricted Lender. The Parent shall pay to the Agent the processing fee required by Section

12.01(a)(iv) hereof in connection with such assignment.

      5.08 Funding. In the event any Borrower elects to obtain any Offshore Facility Loans as LIBOR-Based Loans, or elects to Continue any LIBOR-Based Loans, any Revolving Credit Lender may, if it so elects, fulfill its obligation to make or Continue any portion of the principal amount of any Offshore Facility Loan as, a LIBOR-Based Loan in accordance with any election made by such Offshore Facility Borrower by causing a foreign branch or affiliate of such Revolving Credit Lender or an international banking facility created by such Revolving Credit Lender to make such LIBOR-Based Loan; provided, that in such event such LIBOR-Based Loan shall be deemed to have been made by such Lender, and the obligation of the Applicable Borrower to repay such LIBOR-Based Loan shall nevertheless be to such Revolving Credit Lender and shall be deemed to be held by such Revolving Credit Lender, to the extent of such LIBOR-Based Loan, for the account of such foreign branch, affiliate or international banking facility. In addition, the Offshore Facility Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of this Agreement (including Sections 5.01, 5.02, 5.03 and 5.04 hereof), it shall be conclusively assumed that each Revolving Credit Lender elected to fund all LIBOR-Based Loans by purchasing deposits in the Applicable Currency in its eurocurrency office's interbank eurocurrency market.

      5.09 Economic and Monetary Union in the European Community. The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Borrower or Lenders to the extent such modifications are not materially disadvantageous to the Borrower and the Lenders, upon notice thereto.

      5.10 Request For Compensation, etc. Any Lender requesting any type of compensation, reimbursement, indemnity or other payment provided for in this
Article V (a) shall not make any such request to the extent such Lender does not generally require such compensation, reimbursement, indemnity or other payment from its customers generally and (b) shall have waived its rights referred to such payment unless it shall have delivered written notice of any such request to the Parent within one hundred eighty (180) days of the date such Lender becomes aware of, or should reasonably have become aware of, the event or circumstance giving rise to such request, which notice shall describe and explain the basis for the request and the calculation thereof.

                                   ARTICLE VI

      Conditions to Closing, to Making Loans, and Issuing Letters of Credit

      6.01 Conditions of Closing. The effectiveness of this Agreement is subject to the following conditions precedent:

      (a) The Agent shall have received, on the Closing Date in form and substance satisfactory to the Agent and the Lenders the following:

            (i) executed originals of each of this Agreement, each Note requested by any Lender, the Facility Guaranty and the other Loan Documents, together with all schedules and exhibits thereto in form and substance satisfactory to the Agent and the Lenders;

            (ii) the favorable written opinion of special U.S. counsel with respect to enforceability and internal counsel with respect to all other matters, substantially in the form previously received in connection with the closing of the Existing Credit Agreement dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to special counsel to the Agent;

            (iii) resolutions of the board of directors (or of the appropriate committee thereof) of each of the US Facility Borrowers and the Guarantors certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Borrower or Guarantor, and authorizing the execution and delivery thereof; specimen signatures of officers of each Borrower and Guarantor executing the Loan Documents, certified by the Secretary or Assistant Secretary of such Borrower or Guarantor, as applicable, and with respect to each Offshore Facility Borrower comparable resolutions (or other corporate or equity holder action) and specimen signatures customary in the jurisdiction of organization of such Borrower for entering into transactions of the type contemplated hereby;

            (iv) copies of the Organizational Documents and Operating Documents of each US Facility Borrower and each Guarantor certified as true and correct by the secretary or assistant secretary of each US Facility Borrower or Guarantor, as applicable, and, with respect to each Offshore Facility Borrower, comparable organizational and operating documents for the jurisdiction of organization of such Borrower certified by an appropriate officer of such Borrower;

            (v) certificates issued as of a recent date by the Secretary of State or comparable official of the jurisdiction of the formation of each of the US Facility Borrowers and each Guarantor as to the corporate good standing of such Borrower or Guarantor, as applicable, therein, and, with respect to the Offshore Facility Borrowers, comparable evidence of legal existence of such Borrower to the extent available in the jurisdiction of organization of such Borrower;

            (vi) all fees, including all commitment fees, payable by the Borrowers on the Closing Date to the Agent or the Lenders;

            (vii) financial statements of the Borrower and its Subsidiaries required to be delivered pursuant to Section 7.04(a)(i) hereof;

            (viii) a certificate of an Authorized Representative of the Parent reasonably satisfactory to the Agent and the Lenders as to the matters set forth in Sections 6.01(b)(ii) through (iv) and 6.01(c)(i) hereof;

            (ix) written confirmation that no outstanding liabilities, obligations, or debts exist under the Existing Credit Agreement from Bank of America, National Association and evidence, satisfactory to the Agent, in its reasonable discretion, that the Existing Credit Agreement has expired or has been cancelled according to its terms and not been renewed; and

            (x) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

      (b) Each of the following shall have occurred or be true:

            (i) The Agent shall have completed all due diligence with respect to the Parent and its Subsidiaries in scope and determination satisfactory to the Agent in its sole discretion;

            (ii) There shall not be any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (a) purports to affect the transactions contemplated hereby, (b) would reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole or (c) would reasonably be expected to have a material adverse effect on the ability of the Loan Parties to perform their respective obligations hereunder or under the other Loan Documents;

            (iii) The Parent and its Subsidiaries shall be in compliance with all existing financial and material contractual obligations before and immediately after giving effect to the financings and other transactions contemplated hereby;

            (iv) The Parent and its Subsidiaries shall have received all government, shareholder and third-party approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any court or other Governmental Authority or arbitral authority, (B) any Organizational Document or Operating Documents of the Parent or any Subsidiary or (C) any agreement, document or instrument to which any of the Parent or any Subsidiary is a party or by which any of them or their properties is bound, if such default, conflict or violation would reasonably be expected to result in a material adverse effect on the business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole; and all applicable waiting periods shall have expired without any action being taken or threatened in writing by any authority that could restrain, prevent or impose any material adverse conditions on the making of any Loan or other transactions contemplated hereby, and no law or regulation shall be applicable which would reasonably be expected to have a Material Adverse Effect; and

      (c) In the good faith judgment of the Agent and the Lenders:

            (i) There shall not have occurred a material adverse change in the business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole since March 31, 2004; and

            (ii) Since May 20, 2004, there shall not have occurred and be continuing a material adverse change in the market for syndicated credit facilities similar in nature to the Facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent in its reasonable discretion.

      6.02 Conditions of Loans, Letters of Credit. The obligations of the Lenders to make any Advances and of the Issuing Bank to issue (or renew) Letters of Credit on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

      (a) in the case of each Advance, the Agent shall have received a Borrowing Notice if required hereby;

      (b) the representations and warranties of the Borrowers set forth in
Article VII hereof and in each of the other Loan Documents shall be true and correct on and as of the date of such Advance or Letter of Credit, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to the Closing Date or other earlier date and except that the financial statements referred to in Section 7.04(a)(ii) below shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.08(a) or (b) hereof;

      (c) at the time of each such Advance or the issuance or renewal of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

      (d) immediately after giving effect to a US Facility Advance or the issuance or renewal of a Letter of Credit, the Total Outstandings shall not exceed the Total Commitment;

      (e) immediately after giving effect to an Offshore Facility Advance, (i) the Offshore Facility Outstandings shall not exceed the Offshore Facility Commitment and (ii) Total Outstandings shall not exceed the Total Commitment;

      (f) in the case of the issuance of a US Letter of Credit, the applicable US Facility Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall reasonably request, and in the case of the issuance of an Offshore Letter of Credit, the applicable Offshore Facility Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit, together with such other instruments and documents as it shall reasonably request.

      (g) immediately after giving effect to the issuance of a Letter of Credit or renewal thereof, the aggregate US Dollar Equivalent Amount of all outstanding Participations in Letters of Credit and Reimbursement Obligations arising from Letters of Credit (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations arising from Letters of Credit of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

Each request for a borrowing, Continuation or Conversion of Loans or the issuance or renewal of a Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions set forth in clauses (b) and (c) above have been satisfied as of the date thereof and that as of the date of such Advance or issuance or renewal of a Letter of Credit there has not been any material adverse change in the business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole since the date of the financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.08(a) or (b) hereof.

                                   ARTICLE VII

                         Representations and Warranties

      Each Borrower represents and warrants to and in favor of the Agent and each Lender with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein, the making of Loans and the issuances of the Letters of Credit) that:

      7.01 Incorporation, Good Standing, and Due Qualification. Each Borrower and each Guarantor is a corporation, partnership, limited partnership, limited liability company or other legal business entity duly incorporated or organized as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its formation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation or company and in good standing under the laws of each other jurisdiction in which such qualification is required and in which the failure to so qualify would have a material adverse effect on the Parent, the Borrower and each of the Guarantors taken as a whole.

      7.02 Corporate Power and Authority. The execution, delivery, and performance by each Loan Party of the Loan Documents to which each is a party have been duly authorized by all necessary Organizational Action and do not and will not (a) require any consent or approval of the shareholders or members of such corporation or company not already received or obtained; (b) contravene such Loan Party's Organizational Documents or Operating Documents; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation or company; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such corporation or company is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation or company except as contemplated, by this Agreement; or (f) cause such corporation or company to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

      7.03 Legally Enforceable Agreement. This Agreement and each of the other Loan Documents have been duly and validly executed by each Borrower and each Guarantor, as the case may be, and delivered to the Agent, and constitute the legal, valid, and binding obligations of the Parent, each Borrower and each Guarantor, as the case may be, enforceable against the Parent, each Borrower and each Guarantor, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor's rights generally.

      7.04 Financial Statements; Adverse Changes.

      (a) Except as set forth on Schedule 7.04 attached hereto, as to the Parent and each of its Subsidiaries:

            (i) The Parent's consolidated balance sheet as of December 26, 2003 and the related consolidated statements of income and retained earnings and cash flows for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon of KPMG LLP, independent certified public accountants, and the Parent's consolidating balance sheet as of

      December 26, 2003, and the related consolidating statements of income and retained earnings and cash flows for the year then ended as prepared by the Parent, and the Parent's interim consolidated and consolidating balance sheet as of March 26, 2004, and the related consolidated and consolidating statements of income and retained earnings and cash flows for the three-month period then ended, copies of which have been furnished to the Agent, fairly present in all material respects their financial condition as at such dates and the results of their operations for the periods covered by such statements, all in accordance with GAAP (subject to year-end adjustments and the absence of footnotes in the case of the interim financial statements);

            (ii) since the date of the last financial statement delivered under
      (i) above, there has been no material adverse change in consolidated condition (financial or otherwise), business, or operations, of the Parent and the Subsidiaries taken as a whole; and

            (iii) there are no liabilities, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of the last financial statement delivered under (i) above, or liabilities not required to be reflected on a balance sheet under GAAP.

      (b) No written information, exhibit, or report furnished by any Borrower to the Agent or any Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not materially misleading, other than unknowing misstatements or omissions of facts the occurrence of which could not reasonably have had a material adverse effect on the credit decision of the Agent or the Lenders with regard to the Borrowers taken as a whole; it being understood that each Borrower represents that financial and other projections provided to the Agent and the Lenders were made in good faith and based on assumptions believed by each Borrower to be reasonable, but that no representation is made as to their ultimate accuracy.

      7.05 Labor Disputes and Acts of God. Except as set forth on Schedule 7.05, since December 31, 2003, neither the business nor the properties of any Borrower, or any other Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting the business, properties or operations of the Borrowers and the Parent's other Subsidiaries as a whole.

      7.06 Other Agreements. Neither the Parent nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which might reasonably be expected to have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Parent and its Subsidiaries as a whole, or the ability of the Borrowers and the Guarantors as a whole to carry out their obligations under the Loan Documents. None of the Borrowers nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument, which default is material to the business of the Parent and its Subsidiaries taken as a whole.

      7.07 Litigation. Except as set forth on Schedule 7.07, there is no pending or, to any Borrower's knowledge, threatened action or proceeding against or affecting the Parent or any of its Subsidiaries before any court, governmental agency, or arbitrator which could reasonably be expected to (a) in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Parent and its Subsidiaries taken as a whole, or (b) involve a significant risk of any legal impediment to performance by Borrowers and the Guarantors as a whole of their obligations under the Loan Documents.

      7.08 No Defaults on Outstanding Judgments or Orders. The Parent and its Subsidiaries have satisfied all material monetary judgments against them and neither the Parent nor any of its Subsidiaries are in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign which could reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole.

      7.09 Ownership and Liens. Except as set forth on Schedule 7.09 or in the financial statements referred to in Section 7.04 hereof as of the Closing Date, the Parent and each of its Subsidiaries have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 7.04 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Parent, the Borrower or any of their Subsidiaries and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Sections 9.01 or 9.04 of this Agreement.

      7.10 Subsidiaries and Ownership of Stock. Set forth on Schedule 7.10 attached hereto as of the Closing Date is a complete and accurate list of and an organization chart showing all the direct and indirect Subsidiaries of the Parent, showing the jurisdiction of incorporation of each and showing the percentage and manner of ownership of the outstanding stock of each Subsidiary. To the Borrowers' knowledge, all of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and such stock is owned free and clear of all Liens except those permitted by Section
9.01 hereof.

      7.11 ERISA. Each Employee Benefit Plan is in compliance in all respects with all applicable provisions of ERISA. Except as set forth on Schedule 7.11 attached hereto, neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Pension Plan; no notice of intent to terminate a Pension Plan has been filed nor has any Pension Plan been terminated under circumstances which could result in any material liability to the PBGC; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Pension Plan, nor has the PBGC instituted any such proceedings; except as previously disclosed to each Bank in writing, neither the Parent nor any of its Pension Subsidiaries, nor any of their respective ERISA Affiliates has, within the last six years, completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan to the extent ERISA applies to such Loan Party; the Parent, and each of its Subsidiaries and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Employee Benefit Plan and there is no accumulated funding deficiency (as defined in Section 302 of ERISA) with respect to any Employee Benefit Plan to which such standard applies; and neither the Parent, the other Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA (other than for payment of PBGC premiums). Notwithstanding the foregoing, there shall not be deemed to be any breach of representation under this Section
7.11 unless the matters described herein cause a Material Adverse Effect.

      7.12 Operation of Business. Except as set forth on Schedule 7.07 and as could not reasonably be expected to have a Material Adverse Effect, (a) the Parent, and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames or rights thereto, necessary for the conduct of its business substantially as now conducted and as presently proposed to be conducted, and (b) neither the Parent nor any of its Subsidiaries are in violation of any valid rights of others with respect to any of the foregoing.

      7.13 Taxes. The Parent and each of its Subsidiaries have filed all tax returns (foreign, federal, state, and local) required to be filed and, except for such amounts as are contested in good faith and for which adequate reserves are established on its books and records, have paid all taxes, assessments, and governmental charges and levies thereon to be due, including any applicable interest and penalties. The United States federal income tax liability of the Parent and each of its Domestic Subsidiaries has been audited by the Internal Revenue Service or has been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 2000. In addition, neither the Parent nor any of its Domestic Subsidiaries have any pending material disputes with the Internal Revenue Service.

      7.14 Debt. The Parent and its Subsidiaries are not indebted under any credit agreement, indenture, purchase agreement, guaranty, Capital Lease, or other investment or agreement relating to Indebtedness for Money Borrowed except as disclosed in the financial statements referred to in Section 7.04 hereof or as set forth on Schedule 7.14 attached hereto as of the Closing Date.

      7.15 Environmental Matters. To the best of the Parent's and each Borrower's respective knowledge, except as set forth on Schedule 7.15 attached hereto, and except for such matters as could not reasonably be expected to have a Material Adverse Effect, no real property owned or leased by the Parent or any of their Subsidiaries is in violation of any applicable Environmental Laws, no Hazardous Materials are present on said real property except in accordance with applicable law and neither the Parent nor any of its Subsidiaries has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.

      7.16 Other Laws. Except as otherwise specifically disclosed in this
Article VII or on any schedule referred to herein or except as could not reasonably be expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries are in compliance with all laws, rules, regulations and orders applicable to them or any of their property.

      7.17 No Untrue Statement. Neither (a) this Agreement or any other Loan Document or certificate or document executed and delivered by or on behalf of the Parent or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any written statement provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

      7.18 Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part
224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

      7.19 Regulated Company. No Loan Party is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.) or (ii) a

"holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Borrowers and the other Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder, in each case as in effect on the date hereof.

                                  ARTICLE VIII

                              Affirmative Covenants

      Until the Facility Repayment Date, unless the Required Lenders shall otherwise consent in writing, the Parent will and will cause each Subsidiary to:

      8.01 Maintenance of Existence. (a) Preserve and maintain (i) its Organizational Documents and Operating Documents or equivalent documents and, with respect to each Loan Party only, in the forms delivered to the Agent on or prior to the date hereof, except for such changes or amendments as would not be materially adverse to the Lenders, (ii) each business segment which generated gross revenues in excess of $5,000,000 during any calendar year since 1999; and
(iii) its corporate or other legal existence and good standing in the jurisdiction of its incorporation or organization, and (b) qualify and remain qualified, as a foreign corporation in each jurisdiction referred to in Section
7.01 above; provided that this Section 8.01 shall not apply to any action permitted under Sections 9.03, 9.05, 9.06, 9.07, 9.10 or 9.11 below.

      8.02 Maintenance of Records. Keep accurate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all material financial transactions of the Parent and each of its Subsidiaries.

      8.03 Maintenance of Properties. Maintain and preserve all of its material properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, casualty covered by insurance and ordinary wear and tear excepted.

      8.04 Conduct of Business; Permits and Approvals; Compliance with Laws. Continue to engage in a business of the same general type as conducted by it on the date of this Agreement; maintain, and cause each such Subsidiary to maintain, in full force and effect, its material franchises, and all material licenses, patents, trademarks, tradenames, contracts, permits, approvals and other rights necessary to the profitable conduct of its business; and comply in all material respects with all applicable laws, rules, regulations, and orders of any governmental agency.

      8.05 Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

      8.06 Payment of Debt; Payment of Taxes; Etc. Promptly pay and discharge:

            (a) all of its Debt in accordance with the terms thereof;

            (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default;

            (c) all claims for labor, materials and supplies or otherwise not being actively contested in good faith, which if unpaid, might become a Lien upon such property or any part thereof;

provided, however, that the Loan Parties shall not be required to pay and discharge (or to cause any Subsidiary to pay and discharge) any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in a Default under
Section 10.01(e) or (i) and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto to the extent required by GAAP.

      8.07 Right of Inspection. At any reasonable time and from time to time, upon prior notice, permit the Agent or any agent or representative of the Agent to examine and make copies of and abstracts (with respect to financial information) from the records and books of account of, and visit the properties of, the Parent, the other Borrowers or any of their respective Subsidiaries, and to discuss the affairs, finances, and accounts of the Parent, and its Subsidiaries with any of their officers and directors and the Parent's independent accountants. Such discussions with the independent accountants shall, if no Default or Event of Default has occurred, be in the presence of the Parent's Officers, be at the expense of the Agent unless the Agent reasonably determines that such discussions are necessary for the analysis or interpretation of the financial statements for the purpose of determining whether the Parent, the other Borrowers and/or the Guarantors are in compliance with the Loan Documents or assessing the significance of a Default or possible Default.

      8.08 Reporting Requirements. Furnish to the Agent:

            (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year of the Parent, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter, consolidated and consolidating statements of income and retained earnings of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, and a consolidated and consolidating statement of cash flows of the Parent and its Subsidiaries for the portion of the Fiscal Year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments) and certified by the controller/chief accounting officer, chief executive officer or treasurer of the Parent, it being understood that the aforesaid consolidated financial statements may be provided in the form of a copy of the Parent Form 10-Q as filed with the SEC; the consolidating statements required by this Subsection and Subsection (b) below shall be in approximately the same form as those in existence on the date hereof and described in Section 7.04;

            (b) As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Parent, (i) a consolidated and consolidating balance sheet of the Parent and Subsidiaries as of the end of such Fiscal Year, a consolidated and consolidating statement of income and retained earnings of the Parent and Subsidiaries for such Fiscal Year, and a consolidated and consolidating statement of cash flow of the Parent and Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an unqualified opinion thereon by KPMG LLP or other independent accountants selected by the Parent and reasonably acceptable to the Agent (which opinion shall state that the consolidated statements were prepared in accordance with GAAP, and that the audit was conducted in accordance with generally accepted auditing standards), and it is understood that the aforesaid consolidated financial statements and required footnotes may be provided as part of the Parent's Form 10-K as properly and completely filed with the SEC; and (ii) the consolidating financial worksheets (income statements, balance sheets and if available, statements of cash flows) used by the Parent in the preparation of its consolidated financial statements referenced above in this subsection and separate audited statutory financial statements for any active Material Subsidiary organized under the laws of the Peoples Republic of China;

            (c) Promptly after review by the audit committee of the Parent, copies of any material management letter or other written reports of a material nature submitted to the Parent or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Parent and its Subsidiaries made by such accountants;

            (d) Concurrently with each set of financial statements to be furnished under Sections 8.08(a) and (b) of this Agreement, a certificate executed by the chief executive officer, controller/chief accounting officer or treasurer of the Parent, in form satisfactory to the Agent, (i) certifying that to the best of such officer's knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (ii) containing computations demonstrating compliance with the covenants contained in Section 9.15 in form acceptable to the Agent;

            (e) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, naming the Parent or any of its Subsidiaries as a party which, if determined adversely to the Parent or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Parent and its Subsidiaries taken as a whole;

            (f) As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

            (g) As soon as possible and in any event within five (5) days after an officer of the Parent or any ERISA Affiliate knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Parent, the other Borrowers or any of their ERISA Affiliates has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Benefit Plan, the Parent will deliver to the Agent a certificate of the treasurer, controller/chief accounting officer or chief executive officer of the Parent setting forth details as to such Reportable Event or Prohibited Transaction or Employee Benefit Plan termination and the action the Parent or the other Borrowers propose to take with respect thereto;

            (h) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Parent, the Borrowers or any Subsidiary sends to its shareholders, and copies of all regular, periodic, and special reports, and all registration statements which the Parent, the Borrowers or any Subsidiary files with the SEC or any governmental authority which may be substituted therefor, or with any national securities exchange;

            (i) As soon as possible and in any event within five (5) days after an officer of the Parent, the Borrowers or any Subsidiary knows or has reason to know that the Parent, the Borrowers or any Subsidiary intends to discontinue any line of business generating net revenues in excess of ten percent (10%) of the Parent's consolidated net revenues, certificates of the chief executive officer, controller/chief accounting officer or treasurer of the Parent setting forth details as to such discontinuance and describing the effect of such discontinuance on the financial condition, properties and operations of the Parent and its Subsidiaries;

            (j) Within fifteen (15) days of the date approved by the Parent's board of directors, an annual consolidated operating plan and cash flow for the then current Fiscal Year; and

            (k) Promptly upon the reasonable request of the Agent, other information respecting the condition or operations, financial or otherwise, of the Parent, the Borrowers or any Subsidiary.

      8.09 New Subsidiaries. Simultaneously with the acquisition or creation of any Material Domestic Subsidiary, or within thirty (30) days of an existing Subsidiary becoming a Material Domestic Subsidiary, cause to be delivered to the Agent (a) a Facility Guaranty executed by such Subsidiary and (b) each of the documents referred to in Section 6.01(a)(iii), (iv) and (v).

                                   ARTICLE IX

                               Negative Covenants

      Until the Facility Repayment Date, unless the Required Lenders shall otherwise consent in writing, the Parent will not, nor will it permit any Subsidiary to:

      9.01 Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

            (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves are maintained and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto;

            (b) Liens imposed by law, such as mechanics', material men's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves have been established and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto;

            (c) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

            (d) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), or public or statutory obligations; surety, indemnity, performance, or other similar bonds; or other similar obligations arising in the ordinary course of business;

            (e) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings promptly initiated and diligently conducted;

            (f) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Parent or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

            (g) Liens securing obligations of a Subsidiary to the Parent or another Subsidiary;

            (h) Liens now or hereafter granted to suppliers of precious, semi-precious, or other metals pursuant to leases, consignments or other arrangements entered into by the Parent or any Subsidiary in the ordinary course of business, provided such Liens attach only to the precious, semi-precious, or other metals supplied;

            (i) Purchase money security interests or other Liens on property acquired in the ordinary course of business by the Parent or any Subsidiary to secure the purchase price of such property, or indebtedness incurred solely to finance the acquisition of such property; provided that any obligations so secured shall not exceed the purchase price and the applicable Lien shall attach only to such purchased property;

            (j) Liens disclosed on Schedule 7.09 attached hereto; and

            (k) Other Liens securing obligations, other than Indebtedness for Money Borrowed, aggregating not more than US $10,000,000.00 at any time and from time to time outstanding for the Parent and its Subsidiaries.

      9.02 Debt. Create, incur, assume, or suffer to exist any Debt, except:

            (a) Debt under this Agreement or the Notes;

            (b) Debt or Debt commitments existing on the date hereof and disclosed pursuant to Section 7.14 hereof, or any refinancing or similar substitution therefor (but not an increase therein);

            (c) Debt of the Parent or any Subsidiary subordinated on terms satisfactory to the Agent to the Borrower's obligations under this Agreement and the Notes;

            (d) Debt of the Parent or any Subsidiary owing to the Parent or any wholly-owned Subsidiary;

            (e) Accounts payable to trade creditors for goods or services incurred in the ordinary course of business;

            (f) Other Debt not exceeding US $50,000,000.00 in the aggregate for the Parent and its Subsidiaries, other than Tech Singapore, at any time and from time to time outstanding and other Debt not exceeding US $500,000.00 in the aggregate of Tech Singapore, at any time and from time to time outstanding; and

            (g) any guaranty of Debt permitted under Section 9.09 hereof.

      9.03 Mergers, Etc. Merge or consolidate with any Person, except (a) that any Subsidiary of the Parent that is not a Loan Party may merge or consolidate with any other Subsidiary of the Parent which is not a Loan Party, and (b) that any Subsidiary of the Parent, whether or not such Person is a Loan Party, may merge or consolidate with any Subsidiary as long as the surviving entity is or becomes a Loan Party, and (c) mergers involved in Permitted Acquisitions.

      9.04 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (a) Capital Leases permitted by Section 9.02, (b) leases existing on the date of this Agreement and any extensions or renewals thereof disclosed on Schedule 9.04 attached hereto; (c) leases (other than Capital Leases) entered into by the Parent and its Subsidiaries which do not in the aggregate require the Parent and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expense which the Parent or any Subsidiary is required to pay under the terms of any lease) in any Fiscal Year in excess of US $25,000,000.00; (d) leases among the Parent and its Subsidiaries; and (e) leases of precious, semi-precious, or other metals in the nature of consignment agreements for inventory in the ordinary course of business.

      9.05 Sale and Leaseback. Sell, transfer, or otherwise dispose of any material real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property (a "Sale and Leaseback Transaction"), other than Sale and Leaseback Transactions of property with a book value or fair market value, whichever is higher, of up to US $1,000,000.00 in the aggregate.

      9.06 Dividends and Distributions. Declare or pay any dividends or allocate any sums therefor, or purchase or redeem any shares of its capital stock or make any other distribution to shareholders other than (a) dividends and distributions to shareholders of the Parent approved by its board of directors from time to time, (b) dividends and distributions payable solely in common stock of the Parent or any Subsidiary, (c) dividends made by any Subsidiary to any other Subsidiary or the Parent, (d) purchases or other acquisitions by the Parent or any Subsidiary of shares of its capital stock in exchange for or out of the proceeds from a substantially concurrent issue of new shares of its capital stock, and (e) so long as no Default or Event of Default exists immediately prior thereto or would exist immediately thereafter, purchases or redemptions of shares of the Parent's capital stock in amounts of up to US $25,000,000.00 in the aggregate after the date hereof.

      9.07 Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of (including pursuant to any merger permitted under Section 9.03 hereof) any part of its assets, now owned or hereafter acquired (including, without limitation, shares of stock and indebtedness owing from Subsidiaries, receivables, and leasehold interests), other than (a) the sale of inventory in the ordinary course of business by any Subsidiary; (b) the sale, lease, assignment or other transfer of the Parent's or a Subsidiary's assets to another Subsidiary or to the Parent (including liquidations and dissolutions); provided, however, no sales, leases, assignments or other transfers of plant, property and equipment with an aggregate book value in excess of US $15,000,000.00 in the aggregate shall be permitted by Domestic Subsidiaries to Foreign Subsidiaries;
(c) the sale or disposition by any Material Subsidiary of real or personal property which does not constitute a material part of its assets in arm's length transactions for fair consideration, (d) the sale or disposition by any Subsidiary that is not a Material Subsidiary of real or personal property in arm's length transactions for fair consideration and (e) Sale and Leaseback Transactions permitted under Section 9.05 above.

      9.08 Investments. Make any loan or advance to any Person, or purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of any Person, or make any capital contribution to, or otherwise invest in or acquire any interest in any Person, except (a) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P1" by Moody's Investors Services, Inc.;
(c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million Dollars (US $100,000,000.00); (d) money market funds rated at least A-1 by S&P or P-1 by Moody's which offer daily purchase and redemption privileges; (e) stock or securities of the Parent or any Subsidiary as reflected in Schedule 7.10 attached hereto; (f) loans or advances or capital contributions to, or investments in, the Parent and any of its Subsidiaries; (g) Permitted Acquisitions and (h) other loans, advances or investments in other Persons in an aggregate amount of up to US $20,000,000.00 in any Fiscal Year.

      9.09 Guaranties, Etc. Except as described on Schedule 9.09 attached hereto, assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (b) guaranties under which the aggregate potential consolidated liabilities of the Parent cannot at any one time exceed Twenty Million and 00/100 Dollars (US $20,000,000.00), plus the guaranties referred to in subsections (a) and (c) hereof; (c) guaranties for obligations of any Subsidiary under any lease and/or consignment agreement relating to precious, semi-precious, or other metals to be consumed in the operations of such Subsidiary or Subsidiaries in the ordinary course of business; and (d) guaranties of obligations of the Parent or any Subsidiary which obligations are not in violation of this Agreement.

      9.10 Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      9.11. Stock of Subsidiary, Etc.

            (a) Sell or otherwise dispose of (or permit the sale or other disposition of) any shares of capital stock of any Material Subsidiary, except in connection with a transaction permitted under Section 9.03 hereof, or to the Parent or another Subsidiary; or

            (b) Permit any Subsidiary to issue any additional shares of its capital stock, except director's qualifying shares, unless the Parent retains, directly or indirectly, at least fifty-one percent (51%) of the Voting Stock and fifty-one percent (51%) of the equity securities of such Subsidiary.

      9.12 Hazardous Materials; Indemnification. Use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Materials into or on any real property owned or leased by any of them and will not, and will not permit any Subsidiary to, cause, suffer allow or permit anyone else to do so, except in material compliance with applicable Environmental Laws. Each US Facility Borrower hereby agrees to indemnify, reimburse, defend and hold harmless the Agent and its directors, officers, agents and employees (collectively, the "Indemnified Parties") for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Parent or any of its Subsidiaries or any business conducted thereon. Each Offshore Facility Borrower hereby agrees to indemnify, reimburse, defend and hold harmless the Indemnified Parties for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by such Offshore Facility Borrower or any business conducted thereon.

      9.13 Acquisitions. Other than Permitted Acquisitions, enter into any agreement, contract, binding commitment or other binding arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

      9.14 Additional Subsidiaries. Other than pursuant to Permitted Acquisitions, create, organize, acquire or otherwise own any Subsidiary which is not directly or indirectly owned by the Parent or a Subsidiary of the Parent listed on Schedule 7.10 attached hereto as of the Closing Date.

      9.15 Financial Covenants.

            (a) Interest Coverage Ratio. Fail to maintain on a consolidated basis at the end of each fiscal quarter a ratio equal to or greater than
      2.50 to 1.00 of EBITDA to Interest Expense for the immediately preceding four consecutive fiscal quarters.

            (b) Funded Debt -to- EBITDA. Fail to maintain on a consolidated basis at the end of each fiscal quarter a ratio of Total Funded Debt at the end of such quarter to EBITDA for the immediately preceding four consecutive fiscal quarters of equal to or less than 3.00 to 1.00.

            (c) Capital Expenditures. Permit aggregate capital expenditures of the Parent and its Subsidiaries in any Fiscal Year to exceed the amount set forth opposite such fiscal year below; provided, however, that to the extent the amount of capital expenditures made in any Fiscal Year is less than the amount permitted below (without regard to any carryover amount from a prior Fiscal Year), such unutilized amount may be carried forward and expended in the immediately succeeding Fiscal Year:

                Fiscal Year              Aggregate Capital Expenditures
                -----------              ------------------------------

                  2004                          US $35,000,000.00
                  2005                          US $45,000,000.00
                  2006                          US $55,000,000.00
                  2007                          US $20,000,000.00*

                                                *First fiscal quarter only.

                                    ARTICLE X

                       Events of Default and Acceleration

      10.01 Events of Default. If any one or more of the following events (collectively, "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

      (a) if default shall be made in the due and punctual payment of the principal of any Loan when and as the same shall be due and payable, whether pursuant to any provision of Article II, Article III, Article IV or Article V hereof, at maturity, by acceleration or otherwise; or

      (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or the principal amount of any Reimbursement Obligation or in the due and punctual payment of any other obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for five (5) days following the date the Parent receives written notice that such payment is due; or

      (c) if default shall be made in the performance or observance of any covenant set forth in Sections 8.01, 8.07, 8.08, 8.09, 9.03, 9.05, 9.06, 9.07,
9.08, 9.09, 9.10, 9.11, 9.13, 9.14, or 9.15 hereof; or

      (d) (i) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clause (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or any Borrower becomes aware of such default, or (ii) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (including without limitation failure of the Guarantors to pay to the Lenders all of the Guarantors' Obligations in accordance with and as defined in, the Facility Guaranty on the Business Day on which such payment has been demanded in accordance with the terms of the Facility Guaranty) or in any instrument or document evidencing or creating any obligation, guaranty, Lien or security interest in favor of the Agent or any Lender or delivered to any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations (beyond any applicable grace period contained therein), or (iii) if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or any Lender), or (iv) if without the written consent of all the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or any Lender); or

      (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Debt (other than the Loans and other Obligations) of the Parent or any Subsidiary and the amount of such Debt is greater than the US Dollar Equivalent Amount of US $10,000,000.00 in the aggregate outstanding, or (ii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and in any such case set forth in clause (i) or (ii) above, such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit (or, with the giving of notice or lapse of time or both, would permit) the holder of any such Debt (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

      (f) if any representation, warranty or other statement of fact contained herein or in any other Loan Document shall be false or misleading in any material respect when given; or

      (g) if the Parent or any Material Subsidiary shall be unable to pay its debts generally as they become due or if the Parent or any Subsidiary shall file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a custodian, receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking receivership, liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

      (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Parent or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of ninety (90) days, or approve a petition filed against the Parent or any Subsidiary seeking receivership, liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country or province thereof, which petition is not dismissed within ninety (90) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Parent or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within ninety (90) days; or if there is commenced against the Parent or any Subsidiary any proceeding or petition seeking receivership, liquidation, reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country or province thereof, which proceeding or petition remains undismissed for a period of ninety (90) days; or if the Parent or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

      (i) if (i) one or more judgments or orders for the payment of money where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in an aggregate amount in excess of the US Dollar Equivalent Amount of US $10,000,000.00 is rendered against the Parent or any Material Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Parent's or any Material Subsidiary's properties for any amount in excess of the US Dollar Equivalent Amount of US $10,000,000.00 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of ninety
(90) days; or

      (j) if there shall occur any Change of Control;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall then be continuing,

            (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders may, and at the direction of the Required Lenders, shall, declare any obligation of the Lenders to make further Loans and any obligation of the Issuing Bank to issue or renew Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and the obligation of the Issuing Bank to issue or renew Letters of Credit hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the

      Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue or renew Letters of Credit shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders; and

            (B) The Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law; and

            (C) The US Facility Borrowers shall, upon demand of the Agent or the Required Lenders, deposit cash (in US Dollars) with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of a cash collateral agreement acceptable to the Agent.

      10.02 Agent to Act. In case any one or more Events of Default shall occur and be continuing, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

      10.03 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

      10.04 No Waiver. No course of dealing between the Borrowers and any Lender, the Agent or the Offshore Facility Agent or any failure or delay on the part of any Lender, the Agent or the Offshore Facility Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

      10.05 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Obligations has been accelerated pursuant to Article X hereof, all payments received by the Agent hereunder in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder shall be applied by the Agent in the following order:

      (a) amounts due to the Lenders pursuant to Sections 2.09 and 12.05 hereof, to be applied for the ratable benefit of the Lenders without distinction or preference as among Facilities;

      (b) amounts due to the Issuing Bank pursuant to Section 3.05 hereof;

      (c) amounts due to the Agent pursuant to Section 11.08 hereof, to be applied for the ratable benefit of the Agent;

      (d) amounts due to the Revolving Credit Lenders, the Swingline Lender, and the Issuing Bank pursuant to Section 3.04, hereof;

      (e) amounts due to the Revolving Credit Lenders and the Swingline Lender and payments of interest on Loans, including Swingline Loans, and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

      (f) amounts due to the Revolving Credit Lenders and payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

      (g) payments of principal on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, without distinction or preference as among Offshore Facility Loans and US Facility Loans;

      (h) amounts due to the Issuing Bank, the Agent or the Lenders pursuant to Sections 3.02(g) and 12.10 hereof, to be applied for the ratable benefit of the Agent and the Lenders;

      (i) payments of all other Obligations due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders, the Offshore Facility Agent, and the Agent; and

      (j) any surplus remaining after application as provided for herein, to the Borrowers or as otherwise may be required by applicable law.

      10.06 Judgment Currency. The Borrowers, the Agent and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), the Borrowers agree to indemnify the Agent or Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased thereby in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or Lender agrees to remit such excess to the Borrowers. The agreements in this Section 10.06 shall survive payment of any such judgment.

                                   ARTICLE XI

                                   The Agents

      11.01 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes JPMorgan to act as the Agent under this Agreement and the other Loan Documents and J.P. Morgan Europe Limited to act as the Offshore Facility Agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent and the Offshore Facility Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each of the Agent and the Offshore Facility Agent (which terms as used in this Article hereof shall include their respective affiliates and their own and their affiliates' officers, directors, employees, and agents):

      (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

      (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Borrower or any other Person to perform any of its obligations thereunder;

      (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Borrower or the satisfaction of any condition (except receipt of items required by Section 6.01 to be delivered to it) or to inspect the property (including the books and records) of any Borrower or any of its Subsidiaries or affiliates;

      (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

      (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

      Each of the Agent and the Offshore Facility Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

Each of the Issuing Bank and the Special Issuing Bank shall act on behalf of the Lenders with respect to any Letter of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank and the Special Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent and the Offshore Facility Agent in this Article XI with respect to any acts taken or omissions suffered by either of the Issuing Bank and the Special Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications and Agreements for Letters of Credit pertaining to the Letters of Credit as fully as if the term "Agent" and "Offshore Facility Agent" as used in this Article XI includes the Issuing Bank and the Special Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank and the Special Issuing Bank.

      11.02 Reliance by Agents. Each of the Agent and the Offshore Facility Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Borrower), independent accountants, and other experts selected by the Agent and the Offshore Facility Agent. As to any matters not expressly provided for by this Agreement, neither the Agent nor the Offshore Facility Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall not be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders with respect to the Facilities and such instructions shall be binding on all of the Lenders; provided, however, neither the Agent nor the Offshore Facility Agent shall be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

      11.03 Defaults. Neither the Agent nor the Offshore Facility Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless either has received written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default"; provided that each Lender shall use its best reasonable efforts to deliver such notice to the Agent upon its knowledge of any Default or Event of Default; provided further, that the failure to deliver such notice shall not result in any liability to any other Lender. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders and to the Offshore Facility Agent. The Agent shall (subject to Section 11.02 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders with respect to the Facilities, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      11.04 Rights as Lender. With respect to its Commitments and the Loans made by it, JPMorgan (and any successor acting as Agent or Issuing Bank), shall have the same rights and powers as a Lender hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, or Issuer, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. JPMorgan (and any successor acting as Agent or Issuing Bank), and its respective affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Parent or any of its Subsidiaries or affiliates as if it were not acting as Agent or, Issuing Bank, and JPMorgan (and any successor acting as Agent or Issuing Bank), and its respective affiliates may accept fees and other consideration from the Parent or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      11.05 Indemnification. The Lenders agree to indemnify the Agent and the Offshore Facility Agent (to the extent not reimbursed under Section 12.10 hereof, but without limiting the obligations of the Borrowers under such Section), for its or their ratable share (based on their Applicable Commitment Percentages) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent and the Offshore Facility Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent and the Offshore Facility Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and/or the Offshore Facility Agent promptly upon demand for its ratable share (based on their Applicable Commitment Percentages) of any costs or expenses payable by the Borrowers under Section 12.05 hereof, to the extent that the Agent and/or the Offshore Facility Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The agreements contained in this Section shall survive payment in full of the Obligations, termination of each Commitment and the occurrence of the Facility Termination Date.

      11.06 Non-Reliance on Agent, Other Lenders and Offshore Facility Agent. Each Lender agrees that it has, independently and without reliance on the Agent, any other Lender or the Offshore Facility Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, any other Lender or the Offshore Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent and the Offshore Facility Agent hereunder, the Agent and the Offshore Facility Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Borrower or any of its Subsidiaries or affiliates that may come into the possession of the Agent and/or the Offshore Facility Agent or any of their respective affiliates.

      11.07 Resignation of an Agent and/or Offshore Facility Agent. The Agent (which, for purposes of this Section only shall be deemed to include a collective reference to both the Agent and the Offshore Facility Agent) may resign at any time by giving notice thereof, to the Lenders and the Borrowers. Upon any such resignation of the Agent, the Required Lenders shall have the right to appoint a successor Agent (which shall be a Lender or a Lender Affiliate at such time) and which, so long as no Default or Event of Default exists, shall be acceptable to the Parent, which acceptance shall not be unreasonably withheld or delayed. If no successor Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the resignation of the retiring Agent shall nonetheless thereupon be effective and the Lenders shall perform all the obligations of the retiring Agent hereunder until such time, if any, as the Required Lenders shall appoint a successor Agent, as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      11.08 Fees. The Borrowers agree to pay to the Agent for its individual account, an annual fee as from time to time agreed to by the Borrowers and the Agent, in writing.

      11.09 Agent Notices. The Agent and the Offshore Facility Agent hereby agree to promptly deliver to each of the Lenders copies of all information delivered pursuant to Section 8.08 hereof and all written notices received from the Loan Parties hereunder, provided that the failure to so provide such information and notices shall not create any liability of the Agent or the Offshore Facility Agent to the Lenders and shall not, in the absence of the Agent's or the Offshore Facility Agent's gross negligence or willful misconduct, impair the rights and protections provided to the Agent and the Offshore Facility Agent under this Article XI.

      11.10 Syndication Agent The parties hereto agree that the Syndication Agent shall have no specific duties hereunder upon or after execution of this Agreement.

                                   ARTICLE XII

                                  Miscellaneous

      12.01 Assignments and Participations.

      (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Facility Commitment, and its Participations); provided, however, that

            (i) each such assignment shall be to an Eligible Assignee;

            (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to US $10,000,000.00 of such Lender's Commitment;

            (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations (including Loans, Commitment, Participations, and Total Outstandings owing thereto) under this Agreement;

            (iv) the parties to such assignment shall execute and deliver to the Agent for their acceptance an Assignment and Acceptance in the form of Exhibit B attached hereto, together with any Note subject to such assignment and a processing fee of US $3,500.00 payable to the Agent; and

            (v) such assignee shall have and continuously maintain an office located in the United States.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Applicable Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the appropriate jurisdiction for Facilities, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.06 hereof.

      (b) The Agent shall maintain at its address referred to in Section 12.02 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and each Commitment of, and principal amount of the Total Outstandings owing to, each such Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Applicable Borrowers, the Agent and the Lender may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Applicable Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B attached hereto, accept such Assignment and Acceptance and record the information contained therein in the Register, and the Agent shall thereafter give prompt notice thereof to the parties thereto.

      (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans, Commitment, Participations, and Total Outstandings owing thereto); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V hereof and the right of set-off contained in
Section 12.03 hereof, (iv) the Applicable Borrowers and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall retain the sole right to enforce the obligations of the Applicable Borrowers relating to its Loans, its Notes (if any) and its Participations and Total Outstandings owing thereto, and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing or reducing the amount of principal of or the rate at which interest is payable or the amount of fees payable on such Loans or any Notes or other Total Outstandings, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, releasing any Guarantor or any Borrower or providing for any assignment of their Obligations, or extending any Commitment of such Lender, each of which may, if so agreed in writing, require the prior consent of any such participant in such Lender's Commitments and Participations and Total Outstandings owing thereto before such Lender approves any such amendment, modification or waiver).

      (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans, its Notes, its Obligations and its interest under the Loan Documents to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      (f) Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) evaluating the assignment or participation and subject to the prior execution by such party of the form of confidentiality agreement required by the Parent as of the Closing Date of all Lenders.

      (g) No Borrower may assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

      12.02 Notices. Any notice shall be presumed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address or telefacsimile number as may from time to time be specified by such party in written notice to the other parties hereto, or (iii) on the fifth Business Day after the date on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice thereunder:

      (a)   if to any Borrower:

            Technitrol, Inc.
            1210 Northbrook Drive, Suite 385
            Trevose, Pennsylvania 19053
            Attention: Treasurer
            Telefacsimile: (215) 355-7397
            Telephone: (215) 355-2900

            with a copy to:

            Technitrol, Inc.
            1210 Northbrook Drive, Suite 385
            Trevose, Pennsylvania 19053
            Attention: General Counsel
            Telefacsimile: (215) 355-7397
            Telephone: (215) 355-2900

      (b)   if to the Authorized Representative:

            At the address set forth for receipt of notices in the notice of appointment thereof.

      (c)   if to the Agent:

            JPMorgan Chase Bank
            Loan & Agency Services
            1111 Fannin Street - 10th Floor
            Houston, Texas 77252
            Attention: Omar E. Jones
            Telefacsimile: 713-750-2938
            Telephone: 713-750-7912

            with a copy to:

            JPMorgan Chase Bank
            277 Park Avenue, 22nd Floor
            New York, New York 10172
            Attention: Thomas F. Conroy, Jr.
            Telefacsimile: (646) 534-0692
            Telephone: (212) 622-3624

      (d)   if to the Offshore Facility Agent:

            J.P. Morgan Europe Limited
            125 London Wall
            London
            EC2Y 5AJ
            Attention: Nichola Hall
            Telephone: +44 207 777 2542
            Facsimile: +44 207 777 2360
            with a copy to:

            JPMorgan Chase Bank
            277 Park Avenue, 22nd Floor
            New York, New York 10172
            Attention: Thomas F. Conroy, Jr.
            Telefacsimile: (646) 534-0692
            Telephone: (212) 622-3624

      (e)   if to the Lenders:

            At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

      12.03 Right of Set-off; Adjustments.

      (a) Upon the occurrence and during the continuance of any Event of Default, each Lender and the Issuing Bank (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Applicable Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement, any other Loan Document and the Note of such Borrower held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement, any other Loan Document or such Notes and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Applicable Borrower, the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.03(a) are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

      (b) Each Lender, the Issuing Bank and the Special Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V hereof) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations, after acceleration thereof pursuant to Section 10.01(A) hereof (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V hereof), then (i) such Lender or Issuing Bank shall be deemed to have simultaneously purchased from the other applicable Lenders or all Lenders, as the case may be, a share in their Obligations so that the amount of the Obligations held by each of the applicable Lenders or all Lenders, as the case may be, shall be pro rata and (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 12.03(b) the terms "pro rata" and "ratably" shall be determined with respect to the Applicable Commitment Percentage of each Lender after subtraction of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 12.03(b) shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      12.04 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans, the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes, if any, and shall continue in full force and effect so long as any Obligations remain outstanding or any Lender or Issuing Bank has any commitment hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

      12.05 Expenses. Each Borrower jointly and severally (subject to Section
4.10 hereof) agrees to pay on demand all reasonable costs and expenses of the Agent, the Issuing Bank and the Special Issuing Bank in connection with the syndication, preparation, due diligence, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent. Each Borrower further agrees jointly and severally (subject to Section 4.10 hereof) to pay on demand all costs and expenses of the Agent and each Lender, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement or preservation of rights under this Agreement (whether through negotiations, legal proceedings, or otherwise), any other Loan Documents and any other documents to be delivered hereunder. The agreements contained in this Section shall survive payment in full of the Obligations, termination of each Commitment and the occurrence of the Facility Repayment Date.

      12.06 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders, and, if
Article XI hereof or the rights or duties of the Agent or the Offshore Facility Agent is affected thereby, by the Agent and/or the Offshore Facility Agent, as the case may be; provided that no such amendment or waiver shall, unless signed by all the Lenders, (a) increase the Swingline Sublimit, the Total Letter of Credit Commitment, the Total Commitment, and/or the Offshore Facility Commitment, including, without limitations, increases of the Total Commitment and/or the Offshore Facility Commitment pursuant to Section 1.03 of this Agreement, or; (b) reduce the principal of or rate of interest on any Loan or Reimbursement Obligation or any fees or other amounts payable hereunder; (c) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or Reimbursement Obligation or any fees or other amounts payable hereunder or the Facility Termination Date, (d) change the percentage of any Commitment or the Total Commitment, as applicable, or of the Aggregate Credit Exposure or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; or (e) release or allow an assignment by any Borrower or any Guarantor; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of (i) the Issuing Bank, as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank, and /or (ii) the Swingline Lender, as maker of Swingline Loans, shall be effective unless signed in writing by the Swingline Lender.

      No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's, the Agent's or the Offshore Facility Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

      12.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

      12.08 Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders, the Agent or the Offshore Facility Agent or any obligation of any Borrower, the Lenders, the Agent or the Offshore Facility Agent or the Issuing Bank or any Revolving Credit Lender, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until termination of each Commitment and all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender, the Issuing Bank, any Special Issuing Bank or any Revolving Credit Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement (including the provisions pertaining to Participations in Letters of Credit Reimbursement Obligations) shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent and such Lender, the Issuing Bank or any Special Issuing Bank harmless for, the amount of such payment surrendered until the Agent and such Lender and the Issuing Bank shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders, the Issuing Bank or any Special Issuing Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders', the Issuing Bank's and any Special Issuing Bank's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

      12.09 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate; the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Applicable Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to confirm strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or received any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Applicable Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      12.10 Indemnification; Limitation of Liability.

      (a) The Parent and each Borrower jointly and severally (subject to Section
4.10 hereof) agrees to indemnify absolutely and unconditionally and hold harmless the Agent, the Offshore Facility Agent, each Lender, the Issuing Bank, the Swingline Lender, and each of their respective affiliates and officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (the foregoing also to include, without limitation, reasonable attorneys' fees, settlement costs and disbursements) (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such Indemnified Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. If and to the extent the foregoing may be unenforceable for any reason, the Parent and each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each Indemnified Liability which is permissible under applicable law. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 12.10 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Parent, any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

      (b) Without limiting the generality of Section 12.10(a) above, the Parent and the Borrowers hereby jointly and severally agree to defend, indemnify and hold each Indemnified Party harmless from and against any and all Indemnified Liabilities (including, without limitation, assessment and cleanup costs and reasonable attorneys', consultants' and other experts' fees and disbursements, including those arising by reason of any of the aforesaid or an action against the Parent or any Subsidiary under this indemnity) arising directly or indirectly from, out of or by reason of (i) the violation or alleged violation of any Environmental Law by the Parent or any Subsidiary or with respect to any property owned, operated or leased by the Parent or any Subsidiary or (ii) the use, generation, handling, storage, transportation, treatment, emission, release, disclaim or disposal of any Hazardous Material by or in respect of the Parent or any Subsidiary or on or with respect to property owned or leased or operated by the Parent or any Subsidiary.

      (c) The Parent and each Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries or Affiliates or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, the Parent and each Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

      (d) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Parent and each Borrower contained in this
Section 12.10 shall survive the payment in full of the Obligations, termination of each Commitment and the occurrence of the Facility Repayment Date.

      12.11 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

      12.12 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

      12.13 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposal, negotiations, representations and other communications between or among the parties, both oral and written, with respect thereto.

      12.14 Governing Law; Waiver of Jury Trial.

      (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE LOAN DOCUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      (b) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

      (c) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH BORROWER PROVIDED IN SECTION 12.02 ABOVE, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

      (d) NOTHING CONTAINED IN SUBSECTION (A) OR (B) HEREOF SHALL PRECLUDE ANY AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY BORROWER OR ANY BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE

LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

      (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH BORROWER, EACH AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

      12.15 Special Funding Option.

      (a) Notwithstanding anything to the contrary contained herein, any Lender (for the purposes of this Section 12.15, a "Granting Lender") may grant to a special purpose funding vehicle (for the purposes of this Section 12.15, an "SPC") the option to make, on behalf of such Granting Lender, all or a portion of the Advances and Participations which such Granting Lender is obligated to make (a "Funding Obligation") under the applicable Facility, such option to be exercisable in the sole discretion of the SPC; provided, however, that

            (i) such Granting Lender's obligations under this Agreement and the Loan Documents shall remain unchanged, including without limitation the indemnification obligations of the Granting Lender pursuant to Section
      11.05 hereof;

            (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of all Funding Obligations;

            (iii) the Applicable Borrowers and the Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement; the Agent shall continue to deal directly with the Granting Lender as agent for the SPC with respect to distribution of payment of principal, interest and fees, notices of Conversion and Continuation and all other matters;

            (iv) such Granting Lender shall retain the sole right to enforce the obligations of the Applicable Borrowers relating to its Loans and its Notes and its Participations and to approve any amendment, modification, or waiver of any provision of this Agreement, each of which may, if so agreed in writing between the Granting Lender and the SPC, require the prior consent of any such SPC which has exercised the option to undertake the Funding Obligation in connection with such Granting Lender's Commitments and Participations and Obligations owing thereto before the Granting Lender approves any such amendment, modification or waiver;

            (v) the granting of such option shall not constitute an assignment to or participation of such SPC of or in the Granting Lender's Commitments and Participations and Obligations owing thereto;

            (vi) such SPC shall not become a Lender hereunder as a result of the granting of such option;

            (vii) such SPC shall not become obligated or committed to make Advances as a result of the granting of such option;

            (viii) if such SPC elects not to exercise such option or otherwise fails to make all or any part of an Advance or Participation, the Granting Lender shall retain its Funding Obligation and be obligated to make the entire Advance or Participation or any portion of such Advance or Participation not made by such SPC; and

            (ix) in no event shall any liability or obligation of the Parent, any other Borrower or any Guarantor be created or increased by reason of the matters described in this Section 12.15, including without limitation any liability or withholding obligation for Taxes, Other Taxes or Further Taxes.

      (b) Advances and Participations made by an SPC hereunder shall be deemed to satisfy the Funding Obligation and utilize the Commitment of the Granting Lender as if, and to the same extent, such Advances were made by such Granting Lender.

      (c) Each party hereto agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Granting Lender would otherwise be liable so long as, and to the extent that, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof.

      (d) Notwithstanding anything to the contrary contained in this Agreement, an SPC may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interests in any Loans or Participations as they may exist consistent with the terms of this Section 12.15 to its Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans or Participations, and (ii) disclose on a confidential basis any nonpublic information relating to Advances made by such SPC hereunder to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC.

      (e) This Section 12.15 may not be amended without the prior written consent of the Granting Lender on behalf of which such SPC has made all or any part of its Advances which remain outstanding at the time of such amendment.

      12.16 Additional Borrowers. The Parent may from time to time designate any Consolidated Subsidiary (a "Proposed Borrower") to become a Borrower hereunder pursuant to a Joinder Agreement in the form of Exhibit E hereto (a "Joinder Agreement") by and among the Parent, the Proposed Borrower and the Agent. Each Proposed Borrower shall become a Borrower for all purposes hereunder upon satisfaction of the following conditions:

      (a) the Parent and the Proposed Borrower shall have delivered an executed Joinder Agreement to the Agent and, if the Proposed Borrower is to be an Offshore Facility Borrower not located in an Applicable Country, the Agent shall have executed such Joinder Agreement;

      (b) no Default or Event of Default shall have occurred and be continuing; and

      (c) the Proposed Borrower shall have delivered to the Agent all Notes required under this Agreement and all documents required by Sections 6.01(a)(iii), (iv) and (v) hereof.

      12.17 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies the Borrowers that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                  US FACILITY BORROWERS:


                                  TECHNITROL, INC.

                                  By: /s/ Albert Thorp III
                                      -----------------------------
                                  Name: Albert Thorp III
                                  Title: Vice President


                                  PULSE ENGINEERING, INC.

                                  By: /s/ Thomas Considine
                                      -----------------------------
                                  Name: Thomas Considine
                                  Title: Vice President and Treasurer


                                  AMI DODUCO, INC.

                                  By: /s/ Albert Thorp III
                                      -----------------------------
                                  Name: Albert Thorp III
                                  Title: President

                                  OFFSHORE FACILITY BORROWERS:


                                  AMI DODUCO HOLDING GMBH

                                  By: /s/ Albert Thorp III
                                      -----------------------------
                                  Name: Albert Thorp III
                                  Title: President


                                  AMI DODUCO GMBH

                                  By: /s/ Albert Thorp III
                                      -----------------------------
                                  Name: Albert Thorp III
                                  Title: President


                                  AMI DODUCO ESPANA, S.L.

                                  By: /s/ Karl-Heinz Funke
                                      -----------------------------
                                  Name: Karl-Heinz Funke
                                  Title: President


                                  AMI DODUCO ITALIA HOLDINGS S.R.L.

                                  By: /s/ Albert Thorp III
                                      -----------------------------
                                  Name: Albert Thorp III
                                  Title: President


                                  AMI DODUCO (FRANCE) S.A.S.

                                  By: /s/ Karl-Heinz Funke
                                      -----------------------------
                                  Name: Karl-Heinz Funke
                                  Title: President


                                  AMI DODUCO NEDERLAND B.V.

                                  By: /s/ Karl-Heinz Funke
                                      -----------------------------
                                  Name: Karl-Heinz Funke
                                  Title: Managing Director

                                  JPMORGAN CHASE BANK, as Agent, as a Revolving Credit Lender, as Issuing Bank, and as Swingline Lender

                                  By: /s/ Thomas J. Conroy, Jr.
                                      -----------------------------
                                      Thomas J. Conroy, Jr.
                                      Vice President

                                  Wire Transfer Instructions:

                                  JPMorgan Chase Bank
                                  New York, New York
                                  ABA # 021000021
                                  Account No. 304 255 343
                                  Account Name: JPMorgan Chase Bank for the
                                                benefit of Technitrol, Inc.
                                  Ref: Technitrol, Inc.

                                  Address for Other Notices:

                                  JPMorgan Chase Bank
                                  277 Park Avenue, 22nd Floor
                                  New York, New York 10172
                                  Attention: Mr. Thomas F. Conroy, Jr.,
                                             Vice President
                                  Telephone: (212) 622-3624
                                  Telefacsimile: (646) 534-0692

                                  Address of Applicable Lending Office for
                                  US Dollar Loans:

                                  JPMorgan Chase Bank
                                  Loan & Agency Services
                                  1111 Fannin Street - 10th Floor
                                  Houston, Texas 77252
                                  Attention: Omar E. Jones
                                  Telephone: 713-750-7912
                                  Telefacsimile: 713-750-2938

                                  Address of Applicable Lending Office for
                                  Other Currencies:

                                  JPMorgan Europe Limited
                                  125 London Wall
                                  London
                                  EC2Y 5AJ
                                  Attention: Nichola Hall
                                  Telephone: +44-207-777-2542
                                  Telefacsimile: +44-207-777-2360

                                  J.P. MORGAN EUROPE LIMITED, as Offshore
                                  Facility Agent


                                  By: /s/ Caroline Walsh
                                      ------------------------------------------
                                  Name: Caroline Walsh
                                  Title: Associate

                                  Wire Transfer Instructions:

                                  J.P. Morgan Europe Limited
                                  London
                                  EC2Y 5AJ
                                  ABA # 021000021
                                  Account No. _________________
                                  Account Name: _______________
                                  Ref: Technitrol, Inc.
                                  Agency Services, Omar Jones

                                  Address for Other Notices:

                                  J.P. Morgan Europe Limited
                                  125 London Wall
                                  London
                                  EC2Y 5AJ
                                  Attention: Nichola Hall
                                  Telephone +44 207 777 2542
                                  Facsimile: +44 207 777 2360

                                  HSBC BANK USA, as Syndication Agent and as a
                                  Revolving Credit Lender


                                  By: /s/ Ronald Anderson
                                      ----------------------------
                                      Ronald Anderson
                                      Vice President

                                  Wire Transfer Instructions:

                                  HSBC Bank USA
                                  New York, New York
                                  ABA # 021001088
                                  Account No.: 001-940503
                                  Account Name: Syndication and Asset Group
                                  Ref: Technitrol, Inc.
                                  Attention: Donna Riley
                                  Telephone: (716) 841-4178
                                  Telefacsimile: (716) 841-0269

                                  Address for Other Notices:

                                  HSBC Bank USA
                                  452 Fifth Avenue, 4th Floor
                                  New York, New York 10018
                                  Attention: Mr. Ronald A. Anderson,
                                             Vice President
                                  Telephone: (212) 525-2558
                                  Telefacsimile: (212) 525-2556

                                  Address of Applicable Lending Office (types of
                                  Loans: (i) US Facility Bank Rate Loans, (ii)
                                  Eurodollar Note Loans, and (ii) Offshore Rate Loans; Currencies (x) US Dollars, (y) Euros and (z) Yen):

                                  HSBC Bank USA, NA
                                  425 Fifth Avenue
                                  New York, New York
                                  Attention: Maria Mendez
                                  Telephone: (716) 841-2291
                                  Telefacsimile: (716) 841-0269

                                  NATIONAL CITY BANK, as a Revolving Credit
                                  Lender


                                  By: /s/ Tara M. Handforth
                                      --------------------------
                                      Tara M. Handforth
                                      Vice President

                                  Wire Transfer Instructions:

                                  National City Bank
                                  Cleveland, Ohio
                                  ABA # 041000124
                                  Account No. 151804
                                  Account Name: Commercial Loan Operations
                                  Ref: ________________________________________

                                  Address for Other Notices:

                                  National City Bank
                                  2300 Mill Creek Parkway
                                  Highland Mills, Ohio 44124
                                  Attention: Commercial Loan Operations
                                  Telephone: (216) 488-7049
                                  Telefacsimile: (216) 488-7110

                                  Address of Applicable Lending Office (types of
                                  Loans: (i) US Facility Bank Rate Loans, (ii)
                                  Currencies (x) US Dollars, (y) Euros and (z)
                                  Yen):

                                  National City Bank
                                  One South Broad Street
                                  Philadelphia, PA 19107
                                  Attention: Tina M. Handford
                                  Telephone: (267) 256-4044
                                  Telefacsimile: (267) 256-4001

                                 FLEET NATIONAL BANK, A BANK OF AMERICA
                                 COMPANY, as a Revolving Credit Lender


                                 By: /s/ Henry F. Bullitt
                                     -------------------------------
                                     Henry F. Bullitt
                                     Senior Vice President

                                 Wire Transfer Instructions:

                                 Bank of America, National Association
                                 Charlotte, North Carolina
                                 ABA # 053000196
                                 Account No. 1366212250600
                                 Account Name: Credit Services
                                 Ref: Technitrol, Inc.

                                 Address for Other Notices:

                                 Bank of America, National Association
                                 Charlotte, North Carolina
                                 Attention: Kristen Gilliam
                                 Telephone: (704) 388-1553
                                 Telefacsimile: (704) 409-0296

                                 Address of Applicable Lending Office (types of
                                 Loans: (i) US Facility Bank Rate Loans, (ii)
                                 Eurodollar Note Loans, and (ii) Offshore Rate Loans; Currencies (x) US Dollars, (y) Euros and (z) Yen):

                                 US Dollars:
                                 4 Penn Center Plaza, 1600 JFK Blvd., Suite 1100 Philadelphia, PA 19103
                                 Attention: Chris Zimmerman
                                 Telephone: (215) 836-8620
                                 Telefacsimile: (215) 836-7120

                                 Euro and Yen:
                                 1850 Gateway Blvd., 5th Floor
                                 Concord, CA 94520
                                 Attention: Lonnie Kui / Lila Rodriguez
                                 Telephone: (925) 675-8026 / (925) 675-8029
                                 Telefacsimile: (925) 675-8309 / 7723

                                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as a Revolving Credit Lender


                                  By: /s/ John M. Fessick
                                      -----------------------
                                      John M. Fessick
                                      Senior Vice President

                                  Wire Transfer Instructions:

                                  Wachovia Bank, National Association
                                  Philadelphia, Pennsylvania
                                  ABA #  053000219
                                  Account No. GL 1459160002000
                                  Account Name: Technitrol, Inc.
                                  Ref: Bank #(20); Obligor #(8979987481);
                                       Obligation #(265)

                                  Address for Other Notices:

                                  Wachovia Bank, National Association
                                  Philadelphia, Pennsylvania
                                  Attention: Andrea Schultz
                                  Telephone: (610) 941-4568
                                  Telefacsimile: (610) 941-3149

                                  Address of Applicable Lending Office (types of
                                  Loans: (i) US Facility Bank Rate Loans, (ii)
                                  Eurodollar Note Loans, and (ii) Offshore Rate Loans; Currencies (x) US Dollars, (y) Euros and (z) Yen):

                                  (i) 201 South College Street, CP-9
                                  Charlotte, NC 28288-1183
                                  Attention: Jeremy Collins
                                             Loan Portfolio Analyst
                                  Telephone: (704) 815-7682
                                  Telefacsimile: (704) 715-0099

                                  (ii) and (iii) 3 Bishopsgate
                                                 London, EC2N 3AB
                                  Attention: Maureen Hart
                                             Loan Admin. Manager
                                  Telephone: 011-44-207-216-1642
                                  Telefacsimile: 011-44-207-929-4645

                                    EXHIBIT A

           Lenders' Commitments and Applicable Commitment Percentages

US Facility

              Lender                    US Facility Commitment             Applicable Commitment Percentage
              ------                    ----------------------             --------------------------------
JPMorgan Chase Bank.                         $30,000,000.00                                 24.0%
Fleet National Bank, a Bank                  $22,000,000.00                                 17.6%
     of America company
Wachovia Bank, N.A.                          $22,000,000.00                                 17.6%
National City Bank                           $22,000,000.00                                 17.6%
HSBC Bank USA                                $29,000,000.00                                 23.2%

TOTALS                                   US $125,000,000.00                         100.00000000%

Offshore Facility

              Lender                  US Facility Commitment               Applicable Commitment Percentage
              ------                  ----------------------               --------------------------------
JPMorgan Chase Bank.                         $30,000,000.00                                 24.0%
Fleet National Bank, a Bank                  $22,000,000.00                                 17.6%
     of America company
Wachovia Bank, N.A.                          $22,000,000.00                                 17.6%
National City Bank                           $22,000,000.00                                 17.6%
HSBC Bank USA                                $29,000,000.00                                 23.2%

TOTALS                                 USDE $125,000,000.00                         100.00000000%


                                       A-1